UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HOSPITALITY INVESTORS TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Hospitality Investors Trust, Inc.
450 Park Avenue
Suite 1400
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2018

April 10, 2018

To the Stockholders of Hospitality Investors Trust, Inc.:

I am pleased to invite our stockholders to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Hospitality Investors Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held on June 26, 2018 at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036, commencing at 10:00 a.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members of the Company’s Board of Directors, (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, and (iii) consider and act upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on April 6, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, and the sole outstanding share of our preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the internet. You can access proxy materials at www.proxyvote.com/HIT. You also may authorize your proxy via the internet or by telephone by following the instructions on that website. In order to authorize your proxy via the internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the notice. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

Paul C. Hughes General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC.

i

Hospitality Investors Trust, Inc.
450 Park Avenue
Suite 1400
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2017 (our “2017 10-K”), is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), for use at the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to our stockholders. The mailing address of our principal executive offices is 450 Park Avenue, Suite 1400, New York, New York 10022. This Proxy Statement, the accompanying proxy card, the Notice of Annual Meeting and our 2017 10-K have either been mailed to you or been made available to you on the internet. Mailing to our stockholders commenced on or about April 10, 2018.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on June 26, 2018

This Proxy Statement, the Notice of Annual Meeting and our 2017 10-K are available at:
www.proxyvote.com/HIT

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 26, 2018, at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036, commencing at 10:00 a.m. (local time).

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for a term of one year, until our 2019 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2017 10-K available to our stockholders electronically via the internet. On or about April 10, 2018, we may begin mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2017 10-K online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of our proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2017 10-K. The Notice also instructs you on how you may vote via the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), and the sole outstanding share of our preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share (the “Redeemable Preferred Share”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, is the close of business on April 6, 2018. As of the record date, 39,505,742 shares of Common Stock and one Redeemable Preferred Share were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock and the Redeemable Preferred Share entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 601-2247. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the internet at www.proxyvote.com/HIT at any time prior to 11:59 p.m. Eastern Time on June 25, 2018, and follow the instructions provided on the proxy card; or

•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 25, 2018, and follow the instructions provided on the proxy card.

For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) election of the five director nominees named in this Proxy Statement for a term of one year, until our 2019 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors. Where the Board of Directors has made no recommendation, no vote will be cast.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock and the sole outstanding Redeemable Preferred Share, voting as a single class, who are present in person or by proxy at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director.

The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of this proposal, abstentions and broker non-votes will have no effect on the outcome of the vote.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s Charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. We estimate we will pay Broadridge approximately $80,000 for the proxy solicitation, plus the costs of distribution and printing and reimbursement for certain other costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations line at (571) 529-6390, or mail a request to Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: Investor Relations. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2017 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations line at (571) 529-6390, or mailing a request to Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 601-2247.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2017 10-K or any documents relating to any of our future stockholder meetings, please contact: Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, website: www.HITREIT.com, telephone: (571) 529-6390.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2019 annual meeting and included in the proxy materials for our 2019 annual meeting, we must receive written notice of the proposal at our principal executive offices no later than December 11, 2018. All proposals must contain the information specified in, and otherwise comply with, the Company’s Bylaws (the “Bylaws”). Proposals should be sent via registered, certified or express mail to: Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: Paul C. Hughes, General Counsel and Secretary. For additional information, see “Stockholder Proposals for the 2019 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FIVE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES; AND (II) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors, subject to the rights of Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”) in its capacity as the holder of the sole issued and outstanding Redeemable Preferred Share and all the issued and outstanding units of the limited partner interests entitled “Class C Units” (the “Class C Units”) in our operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), through which we conduct substantially all our business.

On January 12, 2017, we entered into a Securities Purchase, Voting and Standstill Agreement (the “SPA”) with the Brookfield Investor.

On March 31, 2017, the initial closing under the SPA (the “Initial Closing”) occurred. At the Initial Closing, we sold, and the Brookfield Investor purchased:

•	the Redeemable Preferred Share for a nominal purchase price; and
•	9,152,542.37 Class C Units, for a purchase price of $14.75 per Class C Unit, or $135.0 million in the aggregate.

Concurrently with our entry into the SPA on January 12, 2017, we entered into a Framework Agreement (the “Framework Agreement”) with our former external advisor, American Realty Capital Hospitality Advisors, LLC (the “Former Advisor”), and its affiliate, American Realty Capital Hospitality Properties, LLC (the “Former Property Manager”), our former property manager, Crestline Hotels & Resorts, LLC (“Crestline”), then an affiliate of the Former Advisor and the Former Property Manager, American Realty Capital Hospitality Special Limited Partnership, LLC (the “Former Special Limited Partner”), an affiliate of the Former Advisor and the Former Property Manager, and, for certain limited purposes, the Brookfield Investor. At the Initial Closing, various transactions contemplated by the Framework Agreement required to effectuate our transition from external management to self-management also occurred.

On February 27, 2018, the second closing under the SPA (the “Second Closing”) occurred, pursuant to which we sold 1,694,915.25 additional Class C Units to the Brookfield Investor, for a purchase price of $14.75 per Class C Unit, or $25.0 million in the aggregate.

Subject to the terms and conditions of the SPA, we also have the right to sell, and the Brookfield Investor has agreed to purchase, additional Class C Units in an aggregate amount of up to $240.0 million at subsequent closings (each, a “Subsequent Closing”) that may occur through February 2019. The Subsequent Closings are subject to conditions, and there can be no assurance they will be completed on their current terms, or at all.

As the holder of the Redeemable Preferred Share, for so long as it remains outstanding, the Brookfield Investor has the right to:

•	elect two directors (neither of whom may be subject to an event that would require disclosure in our definitive proxy statement pursuant to Item 401(f) of Regulation S-K, which relates to involvement in certain legal proceedings) (each, a “Redeemable Preferred Director”); and
•	approve (such approval not to be unreasonably withheld, conditioned or delayed) two additional independent directors (each, an “Approved Independent Director”) to be recommended and nominated by the Board for election by our stockholders at each annual meeting.

In addition, for so long as the Brookfield Investor holds the Redeemable Preferred Share and pursuant to its terms (including certain exceptions and limitations), each committee of the Board of Directors must include a Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share. See “—Committees.”

Without obtaining the prior approval of the majority of the then outstanding Class C Units and at least one of the Redeemable Preferred Directors, we are restricted from taking certain actions including equity issuances, debt incurrences, payment of dividends or other distributions, redemptions or repurchases of securities, property acquisitions and property sales and dispositions. In addition, pursuant to the terms of the Redeemable Preferred Share, prior approval of at least one of the Redeemable Preferred Directors is also required to approve our annual business plan (including the annual operating and capital budget) required under the terms of the Redeemable Preferred Share (the “Annual Business Plan”), hiring and compensation decisions related to certain key personnel (including our executive officers), any increase or decrease of the authorized number of directors on the Board of Directors, nominating or appointing any director (other than a Redeemable Preferred Director) who is not an Independent Director (as defined in the Charter), certain elections under the Maryland General Corporation Law and nominating or appointing the Chairperson of the Board of Directors. These restrictions (collectively referred to herein as the “Brookfield Approval Rights”) are subject to certain exceptions and conditions, and, subject to certain limitations, are subject to temporary and permanent suspension in connection with any failure by the Brookfield Investor to purchase Class C Units at any Subsequent Closing as required pursuant to the SPA. In addition, the Brookfield Approval Rights will no longer apply if the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the amended and restated agreement of limited partnership of the OP entered into at the Initial Closing (as amended to date, the “A&R LPA”).

See “Certain Relationships and Related Transactions” for further details regarding the SPA, the Framework Agreement and the terms of the Class C Units and the Redeemable Preferred Share, as well as other agreements and transactions related to the Initial Closing.

Leadership Structure of the Board of Directors

Bruce G. Wiles, one of the Redeemable Preferred Directors, serves as Chairman of the Board of Directors, and Jonathan P. Mehlman, one of our other directors, serves as our chief executive officer and president. As our chief executive officer, Mr. Mehlman is responsible for our daily operations and implementing our business strategy. The Board of Directors believes that its leadership structure, which separates the Chair of the Board of Directors and chief executive officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our Chairman to focus his time on organizing the work of the Board of Directors and presiding over meetings of the Board of Directors. Subject to the Brookfield Approval Rights, the Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to us primarily through the audit committee, which reports to the entire Board of Directors and is comprised solely of independent directors. The audit committee oversees and reviews accounting, financial, legal and regulatory risks and meets regularly with management and considers the feedback management provides concerning the risks related to our enterprise, business, operations and strategies. In addition, management reports to the Board of Directors and the audit committee on our properties and the risks related thereto, asset impairments, leverage position, compliance with applicable covenants under the agreements governing our indebtedness and our continued qualification as a REIT. Each of the other standing committees of the Board of Directors perform other critical functions related to their specific responsibilities and authorities as described in more detail herein that assist the Board of Directors in overseeing the management of risks applicable to the Company. Although each committee is responsible for overseeing the management of certain risks, the full Board of Directors is regularly informed by its committees about these risks. This enables the Board of Directors and its committees to coordinate risk oversight and the relationships among the various risks.

Meetings of the Board of Directors

The Board of Directors held a total of 13 meetings and took action by written consent nine times during the year ended December 31, 2017. Each of our currently serving directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during 2017. All members of the Board of Directors attended the 2017 annual meeting of stockholders. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and nominees to attend our annual meetings of stockholders.

Director Independence

Under the Charter, a majority of the members of the Board of Directors must be Independent Directors (as defined in the Charter) except for a period of up to 60 days after the death, resignation or removal of an Independent Director. An “Independent Director” is defined in the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter) or any of their affiliates. A director is deemed to be so associated if he or she: (i) owns an interest in a Sponsor, an Advisor or any of their affiliates; (ii) is employed by a Sponsor, an Advisor or any of their affiliates; (iii) is an officer or director of a Sponsor, an Advisor or any of their affiliates; (iv) performs services, other than as a director, for the Company; (v) is a director for more than three REITs organized by a Sponsor or advised by an Advisor; or (vi) has any material business or professional relationship with a Sponsor, an Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from a Sponsor, an Advisor or any of their affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with a Sponsor, an Advisor, any of their affiliates or the Company. The Board of Directors has affirmatively determined that each of Messrs. Glickman, Joyce and Perla and Ms. Wenzel is an Independent Director (as defined in the Charter).

Our Common Stock is not listed on the NASDAQ Stock Market (“NASDAQ”) or any other national securities exchange, but the Board of Directors has also considered the independence of each nominee in accordance with the requirements of the NASDAQ Listing Rules, including the independence requirements with respect to committees. The Board of Directors has also affirmatively determined that each of Messrs. Glickman, Joyce and Perla and Ms. Wenzel satisfies the independence requirements under the NASDAQ Listing Rules. The Board of Directors has determined that each of Messrs. Glickman, Joyce and Perla and Ms. Wenzel satisfies the applicable rules and regulations of the NASDAQ Listing Rules, the Charter and the SEC with respect to the committees on which they currently serve.

Committees

For so long as the Brookfield Investor holds the Redeemable Preferred Share and pursuant to its terms, each committee of the Board of Directors, except any conflicts committee (a “Brookfield Conflicts Committee”) formed with authority and jurisdiction over the review and approval of conflicts of interest involving the Brookfield Investor and its affiliates, on the one hand, and the Company, on the other hand, is required to include at least one of the Redeemable Preferred Directors as selected by the holder of the Redeemable Preferred Share (or, if neither the Redeemable Preferred Directors satisfies all requirements applicable to such committee, with respect to independence and otherwise, of the Charter, the SEC and any national securities exchange on which any shares of Common Stock are then listed, at least one of the Approved Independent Directors as selected by the Board of Directors), and no general delegation of the powers of the Board of Directors is permitted to any committee thereof which does not include as a member a Redeemable Preferred Director, other than to a Brookfield Conflicts Committee.

In accordance with these requirements, the Board of Directors has approved and organized an audit committee, a compensation committee, a nominating and corporate governance committee and a conflicts committee, each of which currently includes either a Redeemable Preferred Director as selected by the Brookfield Investor or an Approved Independent Director. The conflicts committee serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share. Unless a majority of the Board of Directors has reasonably determined it is necessary in order to maintain such committee’s compliance with all applicable requirements, no Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share to serve on a committee may be removed with or without cause from any committee except by the holder of the Redeemable Preferred Share.

Audit Committee

The Board of Directors has a standing audit committee, which is currently chaired by Mr. Perla and also includes Mr. Glickman and Ms. Wenzel. The Board of Directors has determined that all the current members of the audit committee are Independent Directors (as defined in the Charter) and are otherwise independent under the NASDAQ Listing Rules and the rules and regulations of the SEC applicable to audit committees. In addition, the Board of Directors has determined that Messrs. Perla and Glickman are each qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee held a total of eight meetings and took no action by written consent during the year ended December 31, 2017.

The audit committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022. The audit committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”

The responsibilities of the audit committee include:

•	overseeing the Company’s independent registered public accounting firm and internal auditor, as applicable, who report directly to the audit committee; and
•	assisting the Board of Directors in undertaking and fulfilling its responsibilities in monitoring:
○	our financial reporting process;
○	the integrity of our financial statements;
○	our compliance with applicable legal and regulatory requirements;
○	the independence and qualifications of the Company’s independent registered public accounting firm and internal auditors, as applicable; and
○	the performance of the Company’s independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2017 is discussed under the heading “Audit Committee Report.”

Compensation Committee

The Board of Directors established the compensation committee in March 2017 in connection with the Initial Closing and our concurrent transition to self-management. At that time, certain employees of the Former Advisor or its affiliates who had been involved in the management of our day-to-day operations, including all of our executive officers, became employees of the Company. Prior to that time, we had no employees and depended on the Former Advisor and its affiliates to manage our affairs on a day-to-day basis and perform essential services.

The compensation committee is currently chaired by Mr. Baron, one of the Redeemable Preferred Directors, and also includes Messrs. Glickman and Joyce. The Board of Directors has determined that each of Messrs. Glickman and Joyce is an Independent Director (as defined in the Charter) and is otherwise independent under the NASDAQ Listing Rules and the rules and regulations of the SEC applicable to compensation committees. In addition, the Board of Directors has determined that each of Messrs. Glickman and Joyce qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Exchange Act, and as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The compensation committee held a total of three meetings and took no action by written consent during the year ended December 31, 2017. The compensation committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022. The compensation committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”

In general, for so long as the Redeemable Preferred Share is outstanding and the compensation committee contains at least one Redeemable Preferred Director, the compensation committee’s overall responsibility is to discharge the responsibilities of the Board of Directors relating to compensation of directors and officers and to review, evaluate and approve any action that requires the prior approval of at least one Redeemable Preferred Director under the terms of the Redeemable Preferred Share with respect to the terms of employment and compensation of any of our executive officers or any other officer or other member of management of earning total annual base salary cash compensation in an amount equal to or greater than $300,000.

Without limiting the generality of this overall responsibility, the responsibilities of the compensation committee include:

•	reviewing and approving (or making recommendations to the Board of Directors for approval) all officers’ employment agreements, severance arrangements and any change in control agreements;
•	establishing performance criteria (including both long-term and short-term goals) relating to the compensation of our named executive officers, evaluating their performance in light of those performance criteria, and determining and approving (or, in the case of officers other than the chief executive officer, making recommendations to the Board of Directors for approval) their compensation, if any, based on such evaluation;
•	recommending to the Board of Directors the establishment of, and thereafter managing and periodically reviewing, all annual bonus, incentive compensation, equity compensation, employee pension and welfare benefit plans;
•	periodically reviewing policies concerning perquisite benefits available to our officers;
•	implementing and administering the A&R RSP (as defined below) and any other incentive compensation plans and equity-based plans of the Company, including, but not limited to, (i) approving equity-based awards; (ii) interpreting such plans; (iii) determining rules and regulations relating to such plans; (iv) modifying or canceling existing grants or awards; (v) determining the number of shares underlying grants and awards to directors, officers and other employees; and (vi) imposing limitations, restrictions and conditions upon any grant or award as the compensation committee deems necessary or appropriate;
•	periodically reviewing, evaluating and, if deemed appropriate, recommending changes to director compensation; and
•	reviewing and approving matters related to disclosure and reports required in accordance with applicable rules and regulations promulgated by the SEC.

In fulfilling its responsibilities, the compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee of the compensation committee to the extent such delegation is consistent with the compensation committee charter, the terms of the Redeemable Preferred Share, and the Bylaws, as well as applicable law, rules and regulations. The terms of the Redeemable Preferred Share and the Bylaws expressly provide that any subcommittee established by the compensation committee consisting solely of two or more “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, which has the exclusive purpose and exclusive powers to approve transactions in advance in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act to render such transaction exempt from liability for purposes of Section 16(b) of the Exchange Act, is not required to include at least one of the Redeemable Preferred Directors if (i) neither of the Redeemable Preferred Directors is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and (ii) at least one of the Approved Independent Directors is a member of the subcommittee.

Prior to execution of the SPA and the Framework Agreement but in contemplation of the transition to self-management at the Initial Closing contemplated thereby, Aethos Consulting Group (“Aethos”) was engaged by the Company to provide a benchmark analysis, and compensation program recommendations, for our three senior executives and to develop a competitive compensation program for our directors, in each case to become effective following the Initial Closing. From December 2016 through March 2017, Aethos assisted and advised our independent directors in connection with structuring and negotiation of our director compensation policy and employment agreements with our three senior executive officers that became effective at the Initial Closing. During February 2018, Aethos assisted and advised the compensation committee in connection with its determination of annual bonus and annual long-term incentive award amounts awarded the named executive officers for the fiscal year ended December 31, 2017, and Aethos has been assisting and advising the compensation committee on an ongoing basis in connection with establishing performance criteria with respect to the determination of annual bonus and annual long-term incentive award for the fiscal year ending December 31, 2018.

Prior to the Initial Closing, the Board of Directors delegated to a special compensation committee comprised of Mr. Perla and Ms. Wenzel (the “Special Compensation Committee”) its power and authority to approve this director compensation policy and the execution, delivery and performance of the employment agreements, as well as certain other compensation-related matters, including approval of the terms of the A&R RSP. No amounts, including fees with respect to meetings attended and votes taken, were payable for service on the Special Compensation Committee. The Special Compensation Committee exercised this power and authority in connection with the Initial Closing and was thereafter effectively replaced and superseded in all respects by the compensation committee upon its establishment effective as of the Initial Closing.

Mr. Mehlman, in his capacity as our chief executive officer, is consulted by the Board of Directors and the compensation committee with respect to the Company performance goals utilized in determining annual bonus and annual long-term incentive award amounts pursuant to the terms of our employment agreements with our executive officers.

Mr. Mehlman, who is also a member of the Board of Directors, may also participate in compensation-related decisions in that capacity. To the extent that any discussions are held regarding Mr. Mehlman’s own compensation or the compensation of those on the compensation committee, Mr. Mehlman will generally recuse himself from any such discussion and not participate in any resulting decisions. Our executive officers, including Mr. Mehlman, may also develop proposals and provide information and analysis to the Board of Directors and the compensation committee as part of the process whereby the Board of Directors and the compensation committee consider and make decisions with respect to the Company performance goals utilized in determining annual bonus and annual long-term incentive award amounts pursuant to the terms of our employment agreements with our executive officers. Our executive officers do not otherwise have any role in determining or recommending the amount or form of executive and director compensation.

See “Proposal No. 1 — Election of Directors — Compensation of Directors” and “Compensation and Other Information Concerning Executive Officers — Employment Agreements” for the terms of our director compensation policy and our employment agreements with our executive officers.

Nominating and Corporate Governance Committee

The Board of Directors established the nominating and corporate governance committee in March 2017 in connection with the Initial Closing and our concurrent transition to self-management. The nominating and corporate governance committee is currently chaired by Mr. Wiles, the Chairman of the Board and one of the Redeemable Preferred Directors, and also includes Mr. Perla. The Board of Directors has determined that Mr. Perla is an Independent Director (as defined in the Charter) and is otherwise independent under the NASDAQ Listing Rules and the rules and regulations of the SEC applicable to nominating and corporate governance committees.

The nominating and corporate governance committee held one meeting and took action by written consent once during the year ended December 31, 2017. The nominating and corporate governance committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022. The nominating and corporate governance committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”

The responsibilities of the nominating and corporate governance committee include identifying qualified individuals to become directors, and, except with respect to Redeemable Preferred Directors, recommending director candidates to fill vacancies on the Board of Directors and to stand for election by the stockholders at any annual meeting. The nominating and corporate governance committee is also responsible for otherwise assisting the Board in overseeing the Company’s corporate governance.

In making its determinations with respect to director candidates (including incumbent directors and excluding Redeemable Preferred Directors), the nominating and corporate governance committee reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the hospitality industry, accounting or financial expertise. This review also includes the candidate’s ability to meet the applicable independence requirements and to attend regular Board of Directors and committee meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The nominating and corporate governance committee may also consider such other factors and criteria as the nominating and corporate governance committee deems appropriate and desirable. In light of the Board of Directors’ belief that diversity is an important attribute of the directors who comprise the Board of Directors and that the directors who comprise the Board of Directors should represent an array of backgrounds and experiences, the nominating and corporate governance committee also gives consideration to the Board of Directors having a diverse and appropriate mix of backgrounds and skills and each director candidate’s ability to exercise independence of thought, objective perspective and mature judgment and understanding of our business operations and objectives. In addition, prior approval of at least one Redeemable Preferred Director is required before the Board of Directors is permitted to nominate or appoint any director (other than a Redeemable Preferred Director) who is not an Independent Director (as defined in the Charter).

The Board of Directors will consider candidates nominated by any of our stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Bylaws. See “Stockholder Proposals for the 2019 Annual Meeting” for additional information regarding stockholder nominations of director candidates. In addition, the nominating and corporate governance committee may adopt a policy regarding the consideration of any director candidates recommended by our stockholders (excluding the election of Redeemable Preferred Directors by the holder of the Redeemable Preferred Share).

Conflicts Committee

The Board of Directors has a standing conflicts committee, which is currently chaired by Ms. Wenzel and also includes Mr. Joyce. The Board of Directors has determined that all the current members of the conflicts committee are Independent Directors (as defined in the Charter) and are otherwise independent under the NASDAQ Listing Rules.

The conflicts committee did not hold any meetings and did not take any action by written consent during the year ended December 31, 2017.

The conflicts committee charter, which was amended and restated in connection with the Initial Closing, is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022. The conflicts committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”

The conflicts committee serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share and has the authority and jurisdiction to review or approve transactions or other matters involving, in the reasonable judgment of the Independent Directors (excluding, for this purpose, any Redeemable Preferred Director), conflict of interest situations between the Company or one or more of its subsidiaries, on the one hand, and the Brookfield Investor or any affiliate thereof, on the other hand; provided that discussions, deliberations, decisions or actions involving the SPA, the A&R LPA or any other agreement entered into by Brookfield Investor or any of its affiliates in connection with the transactions contemplated by the SPA, including matters pertaining to the rights of the Brookfield Investor or any of its affiliates under such agreements, may be deemed by a majority of the members of the Board who meet the requirements to be Independent Directors (as defined in the Charter) (excluding, for this purpose, any Redeemable Preferred Director), not to constitute such a conflict of interest.

In addition, in order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter), any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. In general, such transactions must be approved a majority of the directors on the Board of Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

To the extent any potential conflict of interest situation or related party transaction that does not fall within the authority and jurisdiction of the conflicts committee comes to the attention of the Board of Directors or any of its members, it will be addressed in accordance with the Charter and as otherwise deemed appropriate by the Board of Directors in light of the circumstances. See “Certain Relationships and Related Transactions— Certain Conflict Resolution Procedures” for further information.

Communications with the Board of Directors

All interested parties (including our stockholders) may communicate with the Board of Directors by sending written communications addressed to Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: Jonathan P. Mehlman, Chief Executive Officer and President. Mr. Mehlman will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on our website.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Subject to the rights of the holder of the Redeemable Preferred Share to elect Redeemable Preferred Directors, our directors are elected annually by our stockholders. Each director serves for a term of one year, until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

Consummation of the Initial Closing was subject to the satisfaction of certain conditions, including, among other things, the expansion of the Board of Directors to seven members, two of whom (including the Chairperson of the Board of Directors) were required to be Redeemable Preferred Directors elected by the Brookfield Investor and two of whom were required to be Approved Independent Directors recommended and nominated by the Board of Directors and approved by the Brookfield Investor (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to its rights as the holder of the Redeemable Preferred Share.

The number of directors on the Board of Directors is currently fixed at seven under the Bylaws, and, pursuant to the terms of the Redeemable Preferred Share, prior approval of at least one Redeemable Preferred Director is required to increase or decrease the authorized number of directors on the Board of Directors. In addition, beginning three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA, until all Class C Units requested to be redeemed have been redeemed, the holder of the Redeemable Preferred Share will have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with the provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter).

Pursuant to its rights as the holder of the Redeemable Preferred Share, the Brookfield Investor delivered a written consent in connection with the Initial Closing and the Annual Meeting electing Bruce G. Wiles, the Chairman of the Board of Directors, and Lowell G. Baron as Redeemable Preferred Directors.

Following a recommendation by the nominating and corporate governance committee, the Board of Directors has proposed the following nominees for election as directors, each to serve for a term of one year, until our 2019 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Edward A. Glickman, Stephen P. Joyce, Jonathan P. Mehlman, Stanley R. Perla and Ms. Abby M. Wenzel. Prior to being nominated in connection with the Initial Closing, our 2017 annual meeting of stockholders and the Annual Meeting, Messrs. Glickman and Joyce were approved as Approved Independent Directors by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share.

Each Redeemable Preferred Director and nominee currently serves as a director for a term ending at the Annual Meeting, with each of Messrs. Wiles and Baron having been elected by the Board of Directors in connection with the Initial Closing in March 2017 and by the Brookfield Investor in connection with our 2017 annual meeting of stockholders, each of Messrs. Glickman, Joyce and Mehlman having been elected by the Board of Directors in connection with the Initial Closing in March 2017 and by our stockholders at our 2017 annual meeting of stockholders, and each of Mr. Perla and Ms. Wenzel having been elected by our stockholders at our 2017 annual meeting of stockholders and at prior annual meetings. There are no familial relationships between any of our directors and executive officers.

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock and the sole outstanding Redeemable Preferred Share, voting as a single class, who are present in person or by proxy at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors, subject to the prior approval rights of the holder of the Redeemable Preferred Share with respect to any Approved Independent Director. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Directors

The table set forth below lists the names and ages of each of the nominees and the Redeemable Preferred Directors as of the date of this Proxy Statement and the position and office that each nominee or Redeemable Preferred Director currently holds with the Company and on the Board of Directors, including committee positions:

Name	Age	Position
Bruce G. Wiles	66	Redeemable Preferred Director; Chairman of the Board of Directors; Chairman of Nominating and Corporate Governance Committee
Lowell G. Baron	42	Redeemable Preferred Director; Chairman of Compensation Committee
Edward A. Glickman	60	Independent Director; Member of Audit Committee and Compensation Committee
Stephen P. Joyce	58	Independent Director; Member of Compensation Committee and Conflicts Committee
Jonathan P. Mehlman	51	Director; Chief Executive Officer and President
Stanley R. Perla	74	Independent Director; Chairman of Audit Committee; Member of Nominating and Corporate Governance Committee
Abby M. Wenzel	58	Independent Director; Chairwoman of Conflicts Committee; Member of Audit Committee

Business Experience of Directors

Bruce G. Wiles

Bruce G. Wiles was elected to the Board of Directors as a Redeemable Preferred Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share in connection with the Initial Closing in March 2017 and was also then appointed as Chairman of the Board of Directors and the nominating and corporate governance committee. Mr. Wiles currently serves as a Managing Partner at Brookfield Asset Management Inc. (“BAM”), an affiliate of the Brookfield Investor, and as the president and chief operating officer of Thayer Lodging Group, LLC (“Thayer Lodging”), a hotel investment company and also an affiliate of the Brookfield Investor. He has held these positions since the acquisition of the Thayer Lodging Group in May 2014 by BAM. Thayer Lodging is currently the US lodging investment platform of BAM, one of the world’s largest investment managers. BAM globally manages assets of over $250 billion with most of those assets invested in commercial real estate. Thayer Lodging acquires hotels in the U.S., Canada and Mexico. Mr. Wiles is active in the development and execution of BAM’s hotel investment program. BAM is one of North America’s largest and most active hotel investors. At Thayer Lodging, Mr. Wiles’ duties also include the management of all of its operating teams including Development, Asset and Hotel Management and Finance.

Previously, Mr. Wiles served as a Managing Director of Thayer Lodging Group as well as its President and Chief Operating Officer. Bruce Wiles is one of three named principals of the current Thayer Lodging Group sponsored, legacy hotel investment funds. Mr. Wiles joined Thayer Lodging Group in May 2007. He is also a senior advisor to Thayer Ventures, a venture capital fund with a focus on travel and hospitality. Mr. Wiles also served as the Chief Executive Officer of Hotel Acquisition Company (“HAC”), a joint venture between the Thayer Lodging Group and Jin Jiang International Hotel Group, China’s largest hotel company. Mr. Wiles served in this role from May 2010 through May 2016. HAC owned Interstate Hotels & Resorts, LLC (“Interstate”), a leading independent manager of hotels that also managed certain of our hotels until early in April 2017. Mr. Wiles was a member of the Board of Directors and the Lead Director of Interstate. HAC sold Interstate in May 2016, and Mr. Wiles currently serves as the Chief Executive Officer of the successor entity which holds assets not conveyed in the sale of Interstate which are primarily comprised of hotels.

We believe that Mr. Wiles’ role as a managing partner at BAM, his current and prior experience with Thayer Lodging (including Interstate) and his expertise and experience in multiple aspects of the hospitality industry and in real estate investment make him a valuable and well qualified member of the Board of Directors.

Lowell G. Baron

Lowell G. Baron was elected to the Board of Directors as a Redeemable Preferred Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share in connection with the

Initial Closing in March 2017 and was also then appointed as chairman of the compensation committee. Mr. Baron currently serves as Managing Partner at BAM and Chief Investment Officer of its real estate business. Mr. Baron joined BAM in 2005, and has held various senior positions there, including most recently leading BAM’s U.S. real estate investing activities, and responsibility for BAM’s multifamily and hospitality businesses.

At BAM, Mr. Baron has been involved in a wide range of corporate and asset acquisitions and financings, including most recently the acquisitions of Associated Estates, Center Parcs, Rouse Properties, Simply Self Storage, and approximately $5 billion of multifamily, hospitality, and manufactured housing assets. He also has been heavily involved in the acquisition and integration of BAM’s multifamily, hospitality and self-storage operating platforms. Prior to joining BAM, Mr. Baron worked for Deutsche Bank for nine years focused on both real estate private equity and investment banking. He has over 20 years of real estate experience. Mr. Baron received a Bachelor of Science degree in finance from Yeshiva University.

We believe that Mr. Baron’s role as a Managing Partner at BAM and Chief Investment Officer of its real estate business and his current and prior experience in real estate business development and investment, as well as his experience in the hospitality industry, make him a valuable and well qualified member of the Board of Directors.

Edward A. Glickman

Edward A. Glickman was elected to the Board of Directors, following approval as an Approved Independent Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share, in connection with the Initial Closing in March 2017 and was also then appointed as a member of the audit committee and the compensation committee. Mr. Glickman has served as the Executive Chairman of FG Asset Management US since 2013. Mr. Glickman has served as an Investment Professional, with a focus on real estate investments, at Miller Investment Management, LP since 2015. Mr. Glickman served as the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business from 2012 until 2015. He also held an adjunct appointment at Drexel University’s LeBow College of Business. Mr. Glickman was President, Chief Operating Officer, and Trustee of the Pennsylvania Real Estate Investment Trust (“PREIT”) (NYSE: PEI), a real estate investment trust focused on shopping malls, from 2004 until 2012 and was Executive Vice President and Chief Financial Officer of PREIT from 1997 to 2004. Mr. Glickman joined PREIT after it acquired The Rubin Organization, a closely held real estate company, where he had served as Chief Financial Officer. Mr. Glickman served as Executive Vice President and Chief Financial Officer of Presidential Realty Corporation (OTCQB: PDNLP), a real estate investment trust focused on apartment units, from 1989 to 1993. Prior to this, Mr. Glickman was an investment banker with Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institution of Chartered Surveyors and a Certified Treasury Professional. He serves as a senior advisor to Econsult Solutions, Inc. He serves on the Board of Equity Commonwealth (NYSE: EQC), the Temple University Health System and The Fox Chase Cancer Center. He was formerly Chairman of The Kimmel Cancer Center at Jefferson University and a member of the Real Estate Roundtable where he was the Co-Chair of the Homeland Security Committee. Mr. Glickman received a B.S. from the Wharton School of Business, the University of Pennsylvania, a Bachelor of Applied Science from the College of Engineering and Applied Science, the University of Pennsylvania, and an M.B.A. from the Harvard Graduate School of Business Administration.

We believe that Mr. Glickman’s academic experience and his experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Stephen P. Joyce

Stephen P. Joyce was elected to the Board of Directors, following approval as an Approved Independent Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share, in connection with the Initial Closing in March 2017 and was also then appointed as a member of the compensation committee and the conflicts committee. Mr. Joyce has served as Chief Executive Officer of Dine Brands Global, Inc. (formerly known as DineEquity, Inc.) (NYSE: DIN), one of the largest full-service restaurant companies in the world, since September 2017, and as a member of its Board of Directors since February 2012. From 2008 until September 2017, he served as president and chief executive officer, and a member of the board of directors, of Choice Hotels International, Inc. (NYSE: CHH), a publicly-traded lodging franchisor. From 1982 to 2008,

Mr. Joyce was with Marriott International, Inc., where he attained the role of executive vice president, global development/owner and franchise services, in addition to holding other leadership positions.

We believe that Mr. Joyce’s experience as a director and executive of the companies described above, as well as his experience and expertise in the hospitality industry, make him a valuable and well qualified member of the Board of Directors.

Jonathan P. Mehlman

Jonathan P. Mehlman was elected to the Board of Directors at the Initial Closing March 2017 and has served as our chief executive officer and president since December 2014. Previously, Mr. Mehlman served as executive vice president and chief investment officer of the Company from its formation in July 2013 until December 2014. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining AR Capital, LLC (“AR Capital”), the predecessor to AR Global Investments, LLC (“AR Global”), in January 2013 as an executive vice president and managing director. During his tenure as an executive officer of the Company until the Initial Closing in March 2017, when we transitioned to self-management, Mr. Mehlman also served in the same capacity as an executive officer of the Former Advisor and the Former Property Manager. From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Mr. Mehlman received his bachelor of arts in history of art from the University of Michigan as well as a master in business administration with a focus in real estate and finance from the University of North Carolina.

We believe that Mr. Mehlman’s current role as our chief executive officer and president, as well as his experience and expertise in real estate investment banking and capital markets with significant focus in the hospitality sector, make him a valuable and well qualified member of the Board of Directors.

Stanley R. Perla

Stanley R. Perla has served as an independent director since January 2014 and, in December 2014, he was appointed as lead independent director. In light of the corporate governance changes and the reconfiguration of the Board of Directors that became effective in connection with the Initial Closing, the Board of Directors eliminated the position of lead independent director during April 2017 and Mr. Perla no longer serves in such capacity. Mr. Perla has also served as an independent director of American Finance Trust, Inc. (formerly known as American Realty Capital Trust V, Inc.) since April 2013. Mr. Perla previously served as a trustee of American Real Estate Income Fund from May 2012 until August 2016, and as an independent director of American Realty Capital Global Trust II, Inc. from August 2014 until January 2016. Mr. Perla served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for Madison Harbor Balanced Strategies, Inc. from January 2004 to June 2017, American Mortgage Acceptance Company from January 2004 to April 2010, and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

We believe that Mr. Perla’s extensive experience as partner at Ernst & Young LLP, as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as a director of the companies described above and his over 40 years of experience in real estate, make him a valuable and well qualified member of the Board of Directors.

Abby M. Wenzel

Abby M. Wenzel has served as an independent director since September 2013. Ms. Wenzel has also served as an independent director of American Realty Capital New York City REIT, Inc. since March 2014 and as an independent director of Global Net Lease, Inc. (NYSE: GNL) since March 2012.

Ms. Wenzel previously served as independent director of American Realty Capital Trust IV, Inc. from May 2012 until the close of the merger of American Realty Capital Trust IV, Inc. with American Realty Capital Properties, Inc. (n/k/a VEREIT, Inc., “VEREIT”) in January 2014. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office, since April 2009, as a member in the Business Law Department. Since January 2014, Ms. Wenzel has served as co-chair of the Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel is a member of the audit committee for Community Service Society and chaired the audit committee from 2012 through 2017. Ms. Wenzel also serves as a trustee on the board of The Citizen’s Budget Commission, a nonpartisan, nonprofit civic organization, founded in 1932, whose mission is to achieve constructive change in the finances and services of New York City and New York State government. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.

We believe that Ms. Wenzel’s experience as a director of the companies described above and her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate, as well as her position as co-chair of the Real Estate Group at Cozen O’Connor, make her a valuable and well qualified member of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EDWARD A. GLICKMAN, STEPHEN P. JOYCE, JONATHAN P. MEHLMAN, STANLEY R. PERLA AND ABBY M. WENZEL AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Compensation of Directors

Effective at the Initial Closing, the Special Compensation Committee, upon the advice of Aethos, adopted a new director compensation policy, which applies to all directors who are not employees of the Company. Mr. Mehlman, as an employee of the Company, does not receive any compensation for his service on the Board of Directors. All other directors receive cash compensation and equity compensation which is in the form of restricted shares for Messrs. Baron and Wiles, the Redeemable Preferred Directors, and in the form of RSUs for all other directors. Prior to the Initial Closing, if a director also was our employee or an employee of the Former Advisor or any of its affiliates or was otherwise not independent, we did not pay compensation for services rendered as a director.

At the Initial Closing, the Redeemable Preferred Directors entered into a Compensation Payment Agreement with us and an affiliate of the Brookfield Investor, pursuant to which we have agreed to pay any compensation (of any form, other than any RSUs (as defined below)) that would otherwise have been payable by us to Mr. Baron or Mr. Wiles to the affiliate of the Brookfield Investor rather than to Mr. Baron or Mr. Wiles.

Cash Retainers

Prior to the Initial Closing, each independent director received a yearly retainer of $30,000 and an additional yearly retainer of $55,000 was paid to the lead independent director. In addition, each independent director received $2,000 for each meeting of the Board of Directors or any committee personally attended ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone. The independent directors were also entitled to receive $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there was a meeting of the Board of Directors and one or more committees in a single day, the fees were limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there was a meeting of the audit committee). We were also permitted to issue shares of Common Stock in lieu of cash, at each director’s election, to pay fees earned. There were no restrictions on these shares issued in lieu of cash because they related to fees earned for services performed.

Under the director compensation policy adopted at the Initial Closing, directors are paid an annual cash retainer in the amount of $100,000 as consideration for their time and efforts in serving on the Board of Directors. The chairs of the audit committee and compensation committee each receive an additional cash retainer of $15,000, while the chairs of the nominating and corporate governance committee and conflicts committee each receive an additional cash retainer of $10,000. Members of the audit committee other than the chair each receive an additional cash retainer of $5,000, while members of the compensation committee, nominating and corporate governance committee and conflicts committee each receive an additional cash retainer of $2,500. There are no additional fees paid for attending Board or committee meetings. Directors may be offered an election to receive all or any portion of their cash retainers in vested shares of Common Stock or RSUs in lieu of cash.

Equity Awards

Prior to the Initial Closing, pursuant to our employee and director incentive restricted share plan (the “RSP”), each independent director received an automatic grant of 1,333 restricted shares of Common Stock (“restricted shares”) on the date of each annual meeting of stockholders. Each independent director was also granted 1,333 restricted shares on the date of initial election to the Board of Directors. The restricted shares were scheduled to vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

In connection with the Initial Closing, the Special Compensation Committee approved and adopted an amendment and restatement of the RSP (the “A&R RSP”). See “Compensation and Other Information Concerning Executive Officers — A&R RSP”.

With respect to director compensation, the amendments effected by the A&R RSP eliminated provisions of the RSP under which automatic grants of restricted shares had been issued to our independent directors. Following the Initial Closing, in lieu of automatic grants of restricted shares for their services, our non-employee directors receive, on the first business day in July of each year starting in 2017, an award of either restricted stock units in respect of shares of Common Stock (“RSUs”) or restricted shares (as determined by the Board of Directors on the date of grant) having an aggregate value of $50,000, based on the fair market value of a share of Common Stock on the date of grant (as determined by the Board of Directors in good faith). These RSUs or restricted shares become vested on the earlier of the date of the annual meeting in the year following the year in which the grant date occurs and the first anniversary of the date of grant, in each case, subject to continued service on the Board of Directors through the vesting date. If a director resigns prior to any vesting date, the director would forfeit all unvested RSUs or restricted shares for no consideration. Vesting of RSUs or restricted shares would accelerate upon a Change in Control (as defined in the A&R RSP). Unless deferred pursuant to a timely election under a deferred compensation arrangement approved by the Board of Directors, vested RSUs will be settled in shares of Common Stock on the earlier of the date of the termination of their service to the Board of Directors, a “change in control event” within the meaning of Section 409A of the Code, and the calendar year in which the third anniversary following vesting occurs.

Reimbursements and Other Fees

Prior to the Initial Closing, we also paid a fee to each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participated, solely in his or her capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours; or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we would reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director could not be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

These fees and reimbursements are no longer applicable following the Initial Closing.

Our directors have received, and will continue to receive, reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees in accordance with our expense reimbursement policies.

2017 Director Compensation

Name	Fees Paid in Cash ($)	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total Compensation
Abby M. Wenzel	114,000	127,245	(2)	–	–	–	1,697	242,942
Stanley R. Perla	130,125	127,245	(2)	–	–	–	1,697	259,067
Edward A. Glickman	80,625	110,534	(3)	–	–	–	–	191,159
Stephen P. Joyce	78,750	110,534	(3)	–	–	–	–	189,284
Jonathan P. Mehlman	–	–		–	–	–	–	–
Bruce G. Wiles(4)	82,500	55,267	(5)	–	–	–	–	137,767
Lowell G. Baron(4)	86,250	55,267	(5)	–	–	–	–	141,517
Robert H. Burns(6)	26,750	71,976	(7)	–	–	–	1,367	100,093
William M. Kahane(8)	–	–		–	–	–	–	–
(1)	The amount reported as “All Other Compensation” represents the value of distributions received on unvested restricted shares during the year ended December 31, 2017. This includes distributions received during January 2017 (for distributions that accrued during the months of October, November and December 2016) and February 2017 (for distributions that accrued during the month of January 2017 (until January 13)). Beginning with distributions payable with respect to April 2016, we suspended cash distributions and began paying distributions to our shareholders in shares of Common Stock. The value of shares received as distributions on unvested restricted shares during the year ended December 31, 2017 has been calculated based on $21.48 per share, representing estimated per share net asset value of the Company’s common stock at the time of the distribution. In connection with our entry into the SPA in January 2017, we suspended paying distributions to stockholders entirely.
(2)	Includes annual award of 3,788 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. RSUs vest in full on the earlier of (i) the date of the 2018 annual meeting of the Board of Directors; or (ii) July 3, 2018. Also includes 3,262 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 ranging from $21.48 to $22.50 issued as replacement award (the “Replacement RSUs”) for an equal number of unvested restricted shares forfeited on the same day the RSUs were issued (the “Forfeited Restricted Shares”). The Replacement RSUs are subject to the same vesting terms as the Forfeited Restricted Shares as follows: (i) 266.7 RSUs vesting in equal installments on January 7, 2018 and January 7, 2019; (ii) 266.6 RSUs vesting in equal installments on May 28, 2018 and May 28, 2019; and (iii) 266.6 RSUs vesting in equal installments on June 16, 2018 and the next two anniversaries of that date and (iv) 279.2 RSUs vesting in equal annual installments on July 5, 2017 and each of the next four anniversaries of that date. In accordance with SEC rules and regulations, the grant date fair value of the Replacement RSUs is required to be included in the director compensation table in this Proxy Statement with respect to the year ended December 31, 2017, even though the grant date fair value of the Forfeited Restricted Shares has been previously included in the director compensation table in the Company’s proxy statement with respect to fiscal years prior to the year ended December 31, 2017. As of December 31, 2017, Ms. Wenzel and Mr. Perla each held 6,771 unvested RSUs.

(3)	Includes annual award of 3,788 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. Also includes one-time award of 3,788 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. All RSUs vest in full on the earlier of (i) the date of the 2018 annual meeting of the Board of Directors; or (ii) July 3, 2018. As of December 31, 2017, Messrs. Glickman and Joyce each held 7,576 unvested RSUs.
(4)	All compensation payable to Messrs. Wiles and Baron was paid to an affiliate of the Brookfield Investor, pursuant to the Compensation Payment Agreement.
(5)	Includes annual award of 3,788 restricted shares at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. The restricted shares are owned by an affiliate of the Brookfield Investor and vest in full on the earlier of (i) the date of the 2018 annual meeting of the Board of Directors; or (ii) July 3, 2018.
(6)	Mr. Burns resigned from the Board of Directors effective as of the Initial Closing.
(7)	Includes accelerated vesting of 3,262 restricted shares at grant date fair value computed in accordance with FASB ASC Topic 718 ranging from $21.48 to $22.50. At the Initial Closing, following approval by the Special Compensation Committee, 3,262 unvested restricted shares then owned by Mr. Burns became vested simultaneously with his resignation as a member of the Board of Directors. If vesting had not been accelerated by the Board, 2,716 of these unvested restricted shares would have been forfeited upon Mr. Burns’ voluntary resignation in accordance with the terms of the related restricted share award agreements and the RSP then in effect.
(8)	Mr. Kahane resigned from the Board of Directors effective as of the Initial Closing. Mr. Kahane is a member and a control person of AR Global, AR Capital, the Former Advisor and certain of their affiliates and was not independent during his tenure as a member of the Board of Directors. Therefore, we did not pay him any compensation for services rendered as a director.

COMPENSATION AND OTHER INFORMATION CONCERNING
EXECUTIVE OFFICERS

Compensation of Executive Officers

Concurrently with our entry into the SPA on January 12, 2017, we entered into a Framework Agreement with the Former Advisor and certain of its affiliates. At the Initial Closing, various transactions contemplated by the Framework Agreement required to effectuate our transition from external management to self-management occurred. See “Certain Relationships and Related Transactions” for further details.

Prior to the Initial Closing in March 2017, we had no employees, and we depended on the Former Advisor to manage certain aspects of our affairs on a day-to-day basis pursuant to our advisory agreement with the Former Advisor (the “Advisory Agreement”). In addition, the Former Property Manager served as our property manager and had retained Crestline to provide services, including locating investments, negotiating, financing and operating certain hotel assets in our portfolio.

Prior to the Initial Closing, our executive officers, Jonathan P. Mehlman and Edward T. Hoganson, were employees of affiliates of the Former Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Moreover, we did not reimburse the Former Advisor and its affiliates that were involved in the management of our operations, including the Former Property Manager, for salaries, bonuses or benefits paid to our executive officers. We also did not reimburse Crestline or any third-party sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who were engaged in the on-site operation, management, maintenance or access control of our properties, and, in certain circumstances, who were engaged in off-site activities. See “Certain Relationships and Related Transactions” for a discussion of fees and expense reimbursements which were payable to the Former Advisor, the Former Property Manager, Crestline and their affiliates, which were previously related parties.

Prior to the Initial Closing, we did not determine the compensation payable to our named executive officers by the Former Advisor or its affiliates. As a result, we did not have, and the Board of Directors had not considered, a compensation policy or program for our named executive officers.

At the Initial Closing, the Advisory Agreement was terminated along with all of our other agreements with affiliates of the Former Advisor except for our hotel-level property management agreements with Crestline and transition services agreements with each of the Former Advisor and Crestline. The transition services agreement with the Former Advisor expired on June 29, 2017. Effective as of July 1, 2017, the transition services agreement with Crestline was terminated, and we entered into a new annually renewable shared services agreement with Crestline pursuant to which Crestline provides us with accounting, tax related, treasury, information technology and other administrative services.

Also at the Initial Closing, certain employees of the Former Advisor or its affiliates (including, at the time, Crestline) who had been involved in the management of our day-to-day operations, including all of our executive officers, became our employees, with our executive officers entering into new employment agreements with us (as amended to date, the “Employment Agreements”), as described below under “— Employment Agreements.”

Subsequent to the Initial Closing, the Board of Directors approved the payment of certain bonus amounts with respect to the year ended December 31, 2016 that were included in the Annual Business Plan for 2017 approved by the Board of Directors and the Brookfield Investor to certain of our employees, including our executive officers. See “Certain Relationships and Related Transactions — Framework Agreement” and “—Summary Compensation Table.”

Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our executive officers:

Name	Age	Positions Held
Jonathan P. Mehlman	51	Director, Chief Executive Officer and President
Edward T. Hoganson	50	Chief Financial Officer and Treasurer
Paul C. Hughes	50	General Counsel and Secretary

Jonathan P. Mehlman

Please see “Proposal No. 1 — Election of Directors — Business Experience of Directors” for biographical information about Mr. Mehlman.

Edward T. Hoganson

Edward T. Hoganson has served as our chief financial officer and treasurer since December 2014. He also served as our secretary and as chief financial officer, treasurer and secretary of the Former Advisor and the Former Property Manager from December 2014 until the Initial Closing in March 2017, when we transitioned to self-management. Mr. Hoganson previously served as executive vice president of Crestline from 2007 to December 2014. Mr. Hoganson was responsible for financial oversight and new business development efforts at Crestline, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson was also responsible for the firm’s asset management programs. Prior to serving as executive vice president for Crestline, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living from 2004 until 2007, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation from 2003 until 2004, including during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry experience. He began his career with Deloitte & Touche in 1989 and then joined Marriott International where he held various finance positions from 1993 until 1999. Mr. Hoganson earned his undergraduate degree from Yale University, his MBA in finance from the Wharton School at the University of Pennsylvania, and his Masters of Arts in International Relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at Georgetown University, lecturing on hospitality finance.

Paul C. Hughes

In connection with the Initial Closing in March 2017, Paul C. Hughes was elected as our general counsel and secretary. Previously, Mr. Hughes served as Senior Vice President, Counsel – Hospitality and had worked at AR Global since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as vice president, general counsel and corporate secretary of CapLease, Inc. (“CapLease”), a NYSE-listed REIT, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into VEREIT, a NASDAQ-listed REIT which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)		Stock awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation(1) ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
Jonathan P. Mehlman	2017	562,500	—		510,650	(2)	—	1,100,250	—	19,389	(3)	2,192,789
	2016	—	225,000	(4)	—		—	—	—	—		225,000
Edward T. Hoganson	2017	281,250	—		127,663	(5)	—	321,375	—	—		730,288
Paul C. Hughes	2017	281,250	—		127,663	(5)	—	321,375	—	12,231	(6)	742,519
(1)	Represents annual bonus based on the achievement of individual and Company performance goals with respect to the year ended December 31, 2017. See “— Employment Agreements.”
(2)	Includes the initial award under our long-term incentive program (the “LTIP”) made on July 3, 2017 consisting of 35,000 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. Does not include LTIP award for the fiscal year ended December 31, 2017 made on February 14, 2018 consisting of 170,909 RSUs. These RSUs will vest 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through each applicable vesting date.
(3)	Includes reimbursement of life insurance premiums of $17,245 and certain commuter-related costs of $2,144.
(4)	Represents bonus with respect to the year ended December 31, 2016 paid by the Company. This bonus excludes the bonus paid to Mr. Mehlman by the Former Advisor at or prior to the Initial Closing pursuant to the terms of the Framework Agreement and his employment with the Former Advisor or its affiliates. See “Certain Relationships and Related Transactions — Framework Agreement.”
(5)	Includes initial LTIP award made on July 3, 2017 consisting of 8,750 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.59. Does not include LTIP award for the fiscal year ended December 31, 2017 made on February 14, 2018 consisting of 43,295 RSUs. These RSUs will vest 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through each applicable vesting date.
(6)	Includes reimbursement of life insurance premiums of $6,120 and disability insurance premiums of $6,111.

Employment Agreements

Employment Agreement with Mr. Mehlman

Pursuant to his Employment Agreement, Mr. Mehlman will serve as our chief executive officer and president from the Initial Closing through the second anniversary of the Initial Closing, with automatic one year renewals at the end of the employment term (including any renewal employment term) unless either party delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term.

Pursuant to his Employment Agreement, Mr. Mehlman received an initial annual base salary of $750,000 and, during February 2018, the compensation committee approved an increase in Mr. Mehlman’s annual base salary by three percent to $772,500, effective April 1, 2018. Pursuant to his Employment Agreement, Mr. Mehlman is also eligible for an annual bonus based on the achievement of individual and Company performance goals previously established by the Board of Directors after consultation with Mr. Mehlman. Mr. Mehlman’s target annual bonus is 130% of his base salary, Mr. Mehlman’s threshold annual bonus is 67% of his base salary and Mr. Mehlman’s maximum annual bonus is 225% of his base salary, with the actual annual bonus determined in the sole discretion of the Board of Directors, except that for the fiscal year ending December 31, 2017, Mr. Mehlman’s bonus was not permitted to be less than 67% of his base salary.

In February 2018, the compensation committee awarded Mr. Mehlman an annual cash bonus with respect to the year ended December 31, 2017 totaling $1,100,250, representing 112.8% of the target level of $975,000, based on the Company’s achievement of the annual performance goals previously established by the compensation committee after consultation with Mr. Mehlman related to the following: (i) Corporate EBITDA (weighted as 40% of the total annual cash bonus); (ii) increase in the Company’s revenue per available room (“RevPAR”) penetration index for certain hotels relative to the prior year (weighted as 20% of the total annual cash bonus); (iii) actual cost and timing of PIPs and other capital expenditures relative to the budget included in the Annual Business Plan (weighted as 20% of the total annual cash bonus); and (iv) the achievement of certain other strategic business and operational objectives (weighted as 20% of the total annual cash bonus). The percentage of the annual bonus that was earned for performance between the target and maximum levels was calculated by linear interpolation.

Mr. Mehlman is also eligible to participate in our LTIP during his employment. Mr. Mehlman received an initial LTIP award on July 3, 2017, consisting of 35,000 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through each applicable vesting date. Thereafter, for each fiscal year beginning with 2017, Mr. Mehlman will be eligible to receive an annual LTIP award of RSUs, vesting 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Annual LTIP awards will be granted by February 15 in the year following the year to which the annual LTIP award relates, subject to Mr. Mehlman’s continued employment through the date of grant. Under his Employment Agreement, Mr. Mehlman’s target annual LTIP award is $2,000,000 (which will be in the form of RSUs as described below), with the actual number of RSUs comprising the annual LTIP award for any year to be determined by the Board of Directors or compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with Mr. Mehlman. The target LTIP Annual Award for each year will be determined by dividing $2,000,000 by the most recent net asset value per share of Common Stock (“Estimated Per-Share NAV”) as of the date the LTIP award is granted, which award will be in the form of RSUs. On June 19, 2017, our board of directors approved an Estimated Per-Share NAV equal to $13.20 based on an estimated fair value of our assets less the estimated fair value of our liabilities, divided by 39,617,676 shares of common stock outstanding on a fully diluted basis as of March 31, 2017. Accordingly, for the fiscal year ended December 31, 2017, Mr. Mehlman’s target LTIP award was 151,515 RSUs.

In February 2018, the compensation committee awarded Mr. Mehlman an LTIP award with respect to the year ended December 31, 2017 of 170,909 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through the applicable vesting date, representing 112.8% of the target level, based on the Company’s achievement of the same annual performance goals applicable to the annual cash bonus, which goals were previously established by the compensation committee after consultation with Mr. Mehlman.

Mr. Mehlman is also eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements, and is entitled to receive a whole life insurance policy with a death benefit of at least $500,000 and a health club membership.

If Mr. Mehlman’s employment is terminated by us without “cause” or by Mr. Mehlman for “good reason” (as such terms are defined in his Employment Agreement) or upon expiration following non-renewal of the employment term by us, then Mr. Mehlman would be entitled to receive accrued salary and earned bonuses, to the extent unpaid, a pro-rata annual bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards. In addition, Mr. Mehlman would receive an aggregate amount equal to the sum of (i) the greater of (x) one and one-half times his annual base salary and (y) his annual base salary payable through the remainder of the initial employment term (the “Salary Amount”), plus (ii) the greater of (x) the annual bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual bonus paid to him for the three most recently completed fiscal years preceding the date of termination (the “Bonus Amount”), with such amount payable in equal payments over 12 months (or if longer, the remainder of the initial employment term) (the “Severance Period”), and continued payment or reimbursement by us for his life, disability, dental and health insurance coverage, on a monthly basis, for the longer of (x) the Severance Period and (y) 18 months following termination, to the same extent that we paid for such coverage during his employment; provided, however, if such termination occurs within 12 months following a change in control of the Company (as defined in the Employment Agreements), then he will receive a lump sum payment equal to two times the Salary Amount plus three times the Bonus Amount, and up to 24 months’ continuation of life, disability, dental and health insurance coverage. The foregoing severance payments and benefits generally are conditioned on timely execution and delivery (without revocation) of a release of claims by Mr. Mehlman.

Mr. Mehlman’s Employment Agreement also generally provides that Mr. Mehlman will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting our employees, clients and investors, and, if severance is paid, competing with the Company.

Employment Agreements with Messrs. Hoganson and Hughes

Pursuant to their respective Employment Agreements, Mr. Hoganson will serve as our chief financial officer and treasurer, and Mr. Hughes will serve as our general counsel and secretary, from the Initial Closing through the first anniversary of the Initial Closing, and they continue to serve in those capacities pursuant to automatic one-year renewals at the end of the employment term (including any renewal employment term) that continue unless either party delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term.

Pursuant to their respective Employment Agreements, each of Messrs. Hoganson and Hughes received an annual base salary of $375,000 and, during February 2018, the compensation committee approved an increase in each of Messrs. Hoganson and Hughes’s annual base salary by three percent to $386,250, effective April 1, 2018. Pursuant to their respective Employment Agreements, each of Messrs. Hoganson and Hughes is also eligible for an annual bonus based on the achievement of individual and Company performance goals previously established by the Board of Directors after consultation with our chief executive officer. In addition, each of Messrs. Hoganson and Hughes has a target annual bonus equal to 75% of his base salary, a threshold annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 150% of his base salary, with the actual annual bonus determined in the sole discretion of the Board of Directors, except that for the fiscal year ending December 31, 2017, the bonus for each of Messrs. Hughes and Hoganson was not permitted to be less than 50% of his base salary.

In February 2018, the compensation committee awarded each of Messrs. Hughes and Hoganson an annual cash bonus with respect to the year ended December 31, 2017 totaling $321,375, representing 114.3% of the target level of $281,250, based on the Company’s achievement of the annual performance goals previously established by the compensation committee after consultation with Mr. Mehlman related to the following: (i) Corporate EBITDA (weighted as 35% of the total annual cash bonus); (ii) increase in the Company’s RevPAR penetration index for certain hotels relative to the prior year (weighted as 15% of the total annual cash bonus); (iii) actual cost and timing of PIPs and other capital expenditures relative to the budget included in the Annual Business Plan (weighted as 15% of the total annual cash bonus); and (iv) the achievement of certain other strategic business and operational objectives (weighted as 35% of the total annual cash bonus). The percentage of the annual bonus that was earned for performance between the target and maximum levels was calculated by linear interpolation.

During employment with the Company, each of Messrs. Hoganson and Hughes is eligible to participate in the LTIP. Each of Messrs. Hoganson and Hughes received an initial LTIP award on July 3, 2017, consisting of 8,750 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Thereafter, for each fiscal year beginning with the 2017 fiscal year, each of Messrs. Hoganson and Hughes will be eligible to receive an annual LTIP award of RSUs, granted by February 15 in the year following the year to which the annual LTIP award relates, subject to continued employment through the date of grant. The annual LTIP award will vest 25% per year on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Under their respective Employment Agreements, the target annual LTIP award for each of Messrs. Hoganson and Hughes is $500,000 (which will be in the form of RSUs as described below), with the actual number of RSUs comprising their annual LTIP awards for any year to be determined by the Board of Directors or the compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with our chief executive officer. The target LTIP Annual Award for each year will be determined by dividing $500,000 by the most recent Estimated Per-Share NAV as of the date the LTIP award is granted, which award will be in the form of RSUs. Accordingly, for the fiscal year ended December 31, 2017, the target LTIP award for each of Messrs. Hoganson and Hughes was 37,878 RSUs.

In February 2018, the compensation committee awarded each of Messrs. Hoganson and Hughes an LTIP award with respect to the year ended December 31, 2017 of 43,295 RSUs vesting 25% per year on each of the first four anniversaries of the grant date, subject to his continued employment through the applicable vesting date, representing 114.3% of the target level, based on the Company’s achievement of the same annual performance goals applicable to the annual cash bonus, which goals were previously established by the compensation committee after consultation with Mr. Mehlman.

Messrs. Hoganson and Hughes are also eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements. Under his Employment Agreement, we have agreed to continue to pay or reimburse Mr. Hughes for the cost of the annual premiums for certain existing life and disability insurance policies.

If the employment of either of Messrs. Hoganson or Hughes is terminated by us without “cause” or by either of Messrs. Hoganson or Hughes for “good reason” (as such terms are defined in the applicable Employment Agreement) or upon expiration following non-renewal of the employment term by the Company, then either of Messrs. Hoganson or Hughes would be entitled to receive accrued salary and earned bonuses, to the extent unpaid, a pro-rata annual bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards. In addition, either of Messrs. Hoganson or Hughes would receive an aggregate amount (the “Severance Amount”) equal to the sum of (i) his annual base salary, plus (ii) the greater of (x) the annual bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual bonus paid to him for the three most recently completed fiscal years preceding the date of termination, payable over 12 months, as well as continued payment or reimbursement by us for his life, disability, dental and health insurance coverage for 12 months to the same extent that we paid for such coverage during his employment; provided, however, if such termination occurs within 12 months following a change in control of the Company (as defined in the Employment Agreements), then either of Messrs. Hoganson or Hughes will receive a lump sum payment equal to two times the Severance Amount and continuation of life, disability, dental and health insurance coverage for up to 24 months. The foregoing severance payments and benefits generally are conditioned on timely execution and delivery (without revocation) of a release of claims by either of Messrs. Hoganson or Hughes.

The Employment Agreements for Messrs. Hoganson and Hughes also generally provide that each will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting our employees, clients and investors, and, if severance is paid, competing with the Company.

A&R RSP

The RSP provided us with the ability to grant awards of restricted shares prior to the Initial Closing. Following approval by Special Compensation Committee, the A&R RSP, which amended and restated the RSP, became effective in connection with the Initial Closing. Pursuant to the A&R RSP, we now also have the ability to grant RSUs to our directors, officers and employees, and directors and employees of entities that provide services to us. The total number of shares of Common Stock that may be granted as awards under the A&R RSP may not exceed 5% of our authorized shares of Common Stock at any time and in any event may not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). As of March 31, 2018, we had 3,623,088 shares of Common Stock available to be granted as awards under the A&R RSP.

Restricted share awards entitle the recipient to receive shares of Common Stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash or stock distributions when and if paid prior to the time that the restrictions on the restricted shares have lapsed. Unless determined otherwise by the Board of Directors or the compensation committee, any distributions payable in shares of Common Stock are subject to the same restrictions as the underlying restricted shares. The fair value of the restricted shares will be expensed over the vesting period set forth in the applicable restricted share award agreement.

RSUs represent a contingent right to receive shares of our Common Stock (or an amount of cash having an equivalent fair market value) at a future settlement date, subject to satisfaction of applicable vesting conditions and/or other restrictions, as set forth in the A&R RSP and an award agreement evidencing the grant of RSUs. RSUs may not, in general, be sold or otherwise transferred until restrictions are removed and the rights to the shares of our Common Stock (or cash) have vested. Holders of RSUs do not have receive any voting rights with respect to the RSUs or any shares underlying any award of RSUs, but such holders are credited with dividend or other distribution equivalents that are regarded as having been reinvested in RSUs which are subject to the same restrictions as the underlying RSUs.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2017:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested (#)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jonathan P. Mehlman	—	—	—	—	—	35,000.00	$462,000.00	—	—
Edward T. Hoganson	—	—	—	—	—	8,750.00	$115,500.00	—	—
Paul C. Hughes	—	—	—	—	—	8,750.00	$115,500.00	—	—
(1)	Represents RSUs granted on July 3, 2017. Does not include RSUs granted in February 2018 as annual LTIP awards. See “—Employment Agreements.” Each RSU represents a contingent right to receive one share of Common Stock. The RSUs vest in equal annual installments on each of the first four anniversaries of the grant date. Vested units may only be settled in shares of Common Stock and such settlement generally will be on the earliest of (i) in the calendar year in which the third anniversary of each applicable vesting date occurs, (ii) termination of the named executive officer and (iii) a change in control event.
(2)	The value of RSUs was calculated based on Estimated Per-Share NAV as of March 31, 2017 of $13.20.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of Common Stock and the Redeemable Preferred Share as of April 6, 2018 by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after April 6, 2018. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after April 6, 2018 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 6, 2018, there were 39,505,742 outstanding shares of Common Stock and one outstanding Redeemable Preferred Share, which is entitled to one vote as part of a single class with the holders of Common Stock at any annual or special meeting of stockholders. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Number of Redeemable Preferred Shares Beneficially Owned		Percent of Total Voting Power(2)
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC(3)	11,337,000.23	(4)	1	(2)	22.3%
Jonathan P. Mehlman	46,773.84	(5)	—			*
Edward T. Hoganson	261.91	(5)	—			*
Paul C. Hughes	—	(5)	—		—
Bruce G. Wiles(6)	—		—		—
Lowell G. Baron(6)	—		—		—
Edward A. Glickman	—	(5)	—		—
Stephen P. Joyce	—	(5)	—		—
Stanley R. Perla	3,335.85	(5)	—			*
Abby M. Wenzel	2,397.45	(5)	—			*
All directors and executive officers as a group (nine persons)	52,769.05	(5)	—			*
*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is 450 Park Avenue, Suite 1400, New York, New York 10022.
(2)	The sole outstanding Redeemable Preferred Share is entitled to one vote as part of a single class with the holders of shares of Common Stock at any annual or special meeting of stockholders.
(3)	The exercise by the Brookfield Investor and its affiliates of certain rights that become exercisable three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA could give rise to a change in control of the Company. See “Certain Relationships and Related Transactions — A&R LPA — Remedies Upon Failure to Redeem.” The SPA contains certain standstill and voting restrictions applicable to the Brookfield Investor and certain of its affiliates. See “Certain Relationships and Related Transactions — Securities Purchase, Voting and Standstill Agreement — Standstill and Voting.”
(4)	Represents (i) 7,576 restricted shares granted by the Company to BSREP II Hospitality II Board LLC, a wholly owned subsidiary of the Brookfield Investor (the “BSREP Board”) in respect of Mr. Baron’s and Mr. Wiles’s service as directors of the Company, which will vest on the earliest of (a) the date of the annual meeting of the Board of Directors in 2018, which is expected to occur on the date of the Annual Meeting; (b) July 3, 2018; and (c) a change in control; and (ii) shares of Common Stock issuable upon conversion and subsequent redemption of 11,329,424.23 Class C Units held directly by the Brookfield Investor. Class C Units are convertible into units of limited partner interest in the OP entitled “OP Units” (“OP Units”) at any time at the option of the holder at an initial conversion price of $14.75, subject to anti-dilution and other adjustments upon the occurrence of certain events and transactions. OP Units are, in turn, generally redeemable for shares of the Common Stock on a one-for-one-basis or the cash value of a corresponding number of shares of Common Stock, at the election of the Company, in accordance with the terms of the A&R LPA. As sole manager of the Brookfield Investor, Brookfield Strategic Real Estate Partners II GP L.P. (“BSREP II GP”) may be deemed to beneficially own all restricted shares owned by BSREP Board and all 11,329,424.23 shares of Common Stock issuable upon conversion and subsequent redemption of Class C Units owned by the Brookfield Investor. As direct and indirect controlling persons of BSREP II GP, each of BAM, Partners Limited (“Partners Limited”), Brookfield Holdings Canada Inc. (“BHC”), Brookfield US Holdings Inc. (“BUSHI”), Brookfield US Corporation (“BUSC”), BUSC Finance LLC (“BUSC Finance”), Brookfield Property Group LLC (“BPG”) and Brookfield Strategic Real Estate Partners II GP OF GP LLC (“Ultimate GP” and, together with the Brookfield Investor, BSREP Board, BSREP II GP, BAM, Partners Limited, BHC, BUSHI, BUSC, BUSC Finance and BPG, the “Brookfield Persons”) may be deemed to share with BSREP II GP beneficial ownership of such restricted shares and such shares of Common Stock underlying such Class C Units. The principal business address of each of BAM, Partners Limited, BHC and BUSHI is 181 Bay Street, Suite 300, Toronto, ON, M5J 2T3. The principal address of each of BUSC, BUSC Finance, BPG, Ultimate GP, BSREP II GP and the Brookfield Investor is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The information contained in this footnote with respect to these persons is based on the Schedule 13D/A (Amendment No. 1) filed by such persons with the SEC on February 27, 2018 and the Form 4 filed by such persons on April 2, 2018.

(5)	Does not include shares of Common Stock underlying RSUs. Each RSU represents a contingent right to receive one share of Common Stock, subject to vesting and settlement terms. See “Proposal No. 1 — Election of Directors — Compensation of Directors” and “Compensation and Other Information Concerning Executive Officers” for information (including vesting and settlement terms) about the RSUs currently held by our directors and executive officers.
(6)	Messrs. Wiles and Baron are Managing Partners of BAM and serve as Redeemable Preferred Directors elected by the Brookfield Investor pursuant to the Brookfield Investor’s rights as holder of the Redeemable Preferred Share. Messrs. Wiles and Baron disclaim beneficial ownership of all of the securities that are or may be beneficially owned by BAM or any of its affiliates. The business address of Messrs. Wiles and Baron is c/o Brookfield Place, 181 Bay Street, Suite 300, Toronto ON M5J 2T3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 12, 2017, we entered into the SPA and the Framework Agreement. On March 31, 2017, the Initial Closing occurred and a variety of transactions contemplated by the SPA and the Framework Agreement were consummated including the issuance and sale of the Redeemable Preferred Share and 9,152,542.37 Class C Units and the execution or taking of various agreements and actions required to effectuate our transition to self-management.

At the Initial Closing, Bruce G. Wiles and Lowell G. Baron were elected to the Board of Directors as the Redeemable Preferred Directors pursuant to the Brookfield Investor’s rights as the holder of the Redeemable Preferred Share and pursuant to the SPA. Messrs. Wiles and Baron are Managing Partners of BAM, an affiliate of the Brookfield Investor.

On February 27, 2018, the Second Closing occurred, pursuant to which we sold 1,694,915.25 additional Class C Units to the Brookfield Investor.

For the period from the Initial Closing through the date hereof, we paid cash distributions of $10.7 million on the Class C Units, and PIK Distributions (as defined below) of 481,966.61 Class C Units to the Brookfield Investor, as the sole holder of the Class C Units.

Giving effect to the immediate conversion of all 11,329,424.23 Class C Units held by the Brookfield Investor as of the date of this Proxy Statement into OP Units which are subsequently redeemed for shares of Common Stock in accordance with the terms of the A&R LPA and including the Restricted Shares, the Brookfield Investor, on an as-converted basis, would own approximately 22.3% of the voting power of Common Stock. See “Stock Ownership by Directors, Officers and Certain Stockholders” for further details.

As of the Initial Closing, the Former Advisor, the Former Property Manager and the Former Special Limited Partner were under common control with AR Global and AR Capital. As of the Initial Closing, the Former Advisor was owned and controlled directly or indirectly by American Realty Capital IX, LLC (“ARC IX”), which served as our sponsor prior to our transition to self-management at the Initial Closing. As of the Initial Closing, ARC IX was owned and controlled directly or indirectly by AR Capital. William M. Kahane, who served as our executive chairman until his resignation from the Board of Directors pursuant to the SPA effective as of the Initial Closing, had shared control of AR Capital and AR Global during the period when we were externally managed by our Former Advisor, which concluded at the Initial Closing. During this period at all times, AR Capital controlled, and indirectly owned, the Former Advisor, and Jonathan P. Mehlman, our chief executive officer and president and a director, had a 5% profits interest in the Former Advisor. Also during this period at all times, AR Capital controlled, and indirectly owned 95% of the membership interests in, the Former Property Manager, and Mr. Mehlman, our chief executive officer and president and a director, owned the remaining 5% of the membership interests. Until AR Global sold its 60% membership interest in Crestline to Barceló Crestline Corporation on April 13, 2017, Crestline was also under common control with AR Global and AR Capital, and Mr. Mehlman had a 5% profits interest in AR Global’s interest in Crestline. Following this sale, Mr. Mehlman no longer owns any interest in Crestline.

Prior to the Initial Closing, Mr. Mehlman was also the chief executive officer and president of the Former Advisor and the Former Property Manager, and Edward Hoganson, our chief financial officer and treasurer, was also the chief financial officer, treasurer and secretary of the Former Advisor and the Former Property Manager.

Securities Purchase, Voting and Standstill Agreement

On January 12, 2017, we entered into the SPA with the Brookfield Investor, as well as related guarantee agreements with certain affiliates of the Brookfield Investor.

Initial Closing

Pursuant to the terms of the SPA, at the Initial Closing, the Brookfield Investor purchased (i) the Redeemable Preferred Share, for a nominal purchase price and (ii) 9,152,542.37 Class C Units, for a purchase price of $14.75 per Class C Unit, or $135.0 million in the aggregate.

At the Initial Closing, (i) the Company filed Articles Supplementary setting forth the terms, rights, obligations and preferences of the Redeemable Preferred Share (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland, which became effective upon filing and (ii) the

Brookfield Investor, BSREP II Hospitality II Special GP OP LLC (the “Special General Partner”), an affiliate of the Brookfield Investor, as special general partner of the OP, and the Company, in its capacity as general partner of the OP, entered into the A&R LPA amending and restating the OP’s existing agreement of limited partnership (the “Prior LPA”).

Pursuant to the SPA, the gross proceeds from the sale of the Class C Units at the Initial Closing were used as follows: (i) $47.3 million to redeem outstanding preferred equity interests (the “Grace Preferred Equity Interests”) in two of our indirect subsidiaries that indirectly own of 115 of our hotels acquired in February 2015 (the “Grace Portfolio”); (ii) $26.9 million to pay a portion of the purchase price for certain hotels to be purchased pursuant to our existing purchase agreement initially entered into on June 2, 2015 and as amended from time to time thereafter with Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., and an affiliate thereof (collectively, “Summit”); (iii) $15.0 million to fund brand-mandated Property Improvement Plans (“PIPs”) and related lender reserves; (iv) $23.7 million to pay in full our outstanding loan to Summit pursuant to a loan agreement dated February 11, 2016, as amended thereafter; (v) $10.0 million to pay cash amounts due to the Former Property Manager under the Framework Agreement; (vi) $4.0 million to pay the commitment fee payable to the Brookfield Investor under the SPA (which was deemed earned at the signing of the SPA); and (vii) the remainder to pay transaction costs related to the SPA, including $2.0 million reimbursements to the Brookfield Investor for its reasonable and documented out-of-pocket costs and expenses, and for working capital.

Second Closing

Pursuant to the terms of the SPA, at the Second Closing, the Brookfield Investor purchased 1,694,915.25 additional Class C Units, for a purchase price of $14.75 per Class C Units, or $25.0 million in the aggregate.

Pursuant to the SPA, the gross proceeds from the sale of the Class C Units at the Second Closing were, and will be used, as follows: (i) $10.6 million to redeem outstanding Grace Preferred Equity Interests; and (ii) $14.4 million to fund brand-mandated PIPs and related lender reserves.

Subsequent Closings

Following the Second Closing, subject to the terms and conditions of the SPA, we also have the right to sell, and the Brookfield Investor has agreed to purchase, additional Class C Units at the same price per unit as at the Initial Closing upon 15 business days’ prior written notice and in an aggregate amount not to exceed $240.0 million at Subsequent Closings as follows:

•	On or prior to February 27, 2019, but no earlier than January 3, 2019, up to the then outstanding amount of the Grace Preferred Equity Interests. Proceeds from this Subsequent Closing must be used by the OP exclusively to, concurrently therewith, redeem all then outstanding Grace Preferred Equity Interests.
•	On or prior to February 27, 2019, in one or more transactions, up to an amount equal to the difference between the then unfunded portion of the Brookfield Investor’s $400.0 million funding commitment and the then outstanding amount of the Grace Preferred Equity Interests. Proceeds from these Subsequent Closings must be used by the OP exclusively to fund PIPs and related lender reserves, repay amounts then outstanding with respect to mortgage debt principal and interest and working capital.

Consummation of any Subsequent Closing is subject to the satisfaction of certain conditions, and there can be no assurance they will be completed on their current terms, or at all. In addition, from February 27, 2018 through February 27, 2019, the Brookfield Investor has the right to purchase, and the OP has agreed to sell, in one or more transactions, the then unfunded portion of the Brookfield Investor’s $400.0 million funding commitment in transactions of no less than $25.0 million each.

Specific Performance and Guarantees

The SPA provides that we have the right to seek specific performance of the Brookfield Investor’s obligations under the SPA. In connection with entering into the SPA, certain affiliates of the Brookfield Investor delivered a limited guarantee and a funding guarantee pursuant to which such affiliates have agreed, on a several and not joint basis, to guarantee certain obligations of the Brookfield Investor.

Funding Failure

If all conditions to a Subsequent Closing are met and the Brookfield Investor does not purchase Class C Units as required pursuant to the SPA, then, subject to the notice and cure provisions set forth in the SPA, a Funding Failure (as defined in the SPA) will be deemed to have occurred and, subject to certain limitations, certain of the Brookfield Approval Rights, the rights of holders of Class C Units to receive, with respect to each Class C Unit, a fixed, quarterly, cumulative distribution payable in Class C Units of 5% per annum (“PIK Distributions”), the convertibility of Class C Units into OP Units and the preemptive rights of holders of Class C Units under the A&R LPA would be suspended, subject to reinstatement (including payment of any PIK Distributions and related cash distributions to the extent not made) if (i) the Brookfield Investor or any other holder of Class C Units obtains a declaratory judgment or injunctive relief preventing the suspension of these rights; (ii) the parties otherwise agree that the conditions to the applicable Subsequent Closing were not met; or (iii) the Brookfield Investor consummates the applicable Subsequent Closing.

If we obtain a final, non-appealable judgment of a court of competent jurisdiction finding that a Funding Failure has occurred at the time of the Subsequent Closing (a “Funding Failure Final Determination”), and the Brookfield Investor does not then consummate such Subsequent Closing and pay any damages required in connection with the judgment within ten business days, then (i) all of the suspended rights under the A&R LPA and the Articles Supplementary (including Brookfield Approval Rights that had not previously been suspended) would be permanently terminated; (ii) the Company would be entitled to redeem the Redeemable Preferred Share at its par value of $0.01; (iii) the OP would be entitled to redeem all or any portion of the then outstanding Class C Units in cash for their liquidation preference; (iv) all Class C Units received in respect of all PIK Distributions accrued from the date of the Initial Closing would be forfeited; and (v) the Brookfield Investor would be required to cause each of the Redeemable Preferred Directors to resign from the Board of Directors.

Indemnification

As a general matter, the representations and warranties made by the Company and the OP under the SPA survive the Initial Closing, the Second Closing and any other applicable Subsequent Closing under the SPA for 18 months. We are required to indemnify the Brookfield Investor and its affiliates in respect of any losses incurred by them arising out of any breach of our representations and warranties and covenants, and in connection with certain actions. Except in the case of certain fundamental representations, our obligation to indemnify the Brookfield Investor in respect of breaches of representations and warranties is subject to a $6.0 million deductible and a $25,000 per claim deductible. Other than with respect to claims in respect of breaches of certain fundamental representations and certain other representations, our indemnification obligations in respect of representation and warranty breaches is capped at $60.0 million, and our overall liability cap (outside of fraud or intentional misrepresentation) is the sum of (i) the Brookfield Investor’s aggregate investment in Class C Units purchased under the SPA through such time assuming compounding at a rate of 5% per annum and (ii) the amount of accrued and unpaid cash distributions payable on Class C Units held by the Brookfield Investor at the time payment is made.

Standstill and Voting

Pursuant to the SPA, from the Initial Closing until the 63-month anniversary of the Initial Closing (or, if earlier, the date that is six months after the date on which the Brookfield Investor and its affiliates own 5% or less of the shares of Common Stock then outstanding on an as-converted basis), the Brookfield Investor, together with its affiliates, other than certain specified affiliates of the Brookfield Investor (the Brookfield Investor together with such included affiliates, the “Covered Brookfield Entities”), are subject to customary standstill restrictions related to, among other things, acquisition proposals, proxy solicitations, attempts to elect or remove members of the Board of Directors and other methods of seeking to control or influence the management or the policies of the Company. In addition, from the Initial Closing until the earlier of (i) the second anniversary of the Initial Closing and (ii) the completion of all Subsequent Closings, the Covered Brookfield Entities are not permitted to acquire more than 15% of the shares of Common Stock then-outstanding on an as-converted basis in addition to shares of Common Stock on an as-converted basis acquired pursuant to the SPA or A&R LPA. These standstill restrictions will terminate 90 days following any failure by the OP to redeem Class C Units that the Brookfield Investor or its affiliates have elected to be redeemed in accordance with the A&R LPA.

Pursuant to the SPA, the Covered Brookfield Entities are also subject to a standstill on voting that requires the Covered Brookfield Entities to vote any shares of Common Stock owned by Covered Brookfield Entities in excess of 35% of the total number of shares of Common Stock entitled to vote in accordance with the recommendations of the Board of Directors from the Initial Closing until the earliest to occur of: (i) a Material Breach (as defined in the SPA); (ii) a REIT Event (as defined in the SPA); (iii) the 63-month anniversary of the Initial Closing; (iv) the date on which the Covered Brookfield Entities, after having purchased Class C Units under the SPA resulting in the Covered Brookfield Entities owning at least 35% of the outstanding shares of Common Stock on an as-converted basis, cease to own at least 35% of the outstanding shares of Common Stock on an as-converted basis; and (v) if the Covered Brookfield Entities have not purchased Class C Units under the SPA resulting in ownership of at least 35% of the outstanding shares of Common Stock on an as-converted basis, February 27, 2019.

Articles Supplementary

In connection with the Initial Closing, the Articles Supplementary governing the terms of the Redeemable Preferred Share became effective. The Redeemable Preferred Share ranks on parity with Common Stock, with the same rights with respect to preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions as Common Stock, except as provided therein.

At its election and subject to notice requirements, the Company may redeem the Redeemable Preferred Share for a cash amount equal to par value upon the occurrence of any of the following: (i) the first date on which no Class C Units remain outstanding; (ii) the date the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA; or (iii) the 11th business day after the date of a Funding Failure Final Determination if the Brookfield Investor does not consummate the applicable purchase of Class C Units at any Subsequent Closing.

For so long as the Brookfield Investor holds the Redeemable Preferred Share, (i) the Brookfield Investor has the right to elect two Redeemable Preferred Directors (neither of whom may be subject to an event that would require disclosure in our definitive proxy statement pursuant to Item 401(f) of Regulation S-K, which relates to involvement in certain legal proceedings), as well as to approve (such approval not to be unreasonably withheld, conditioned or delayed) two Approved Independent Directors to be recommended and nominated by the Board of Directors for election by our stockholders at each annual meeting; (ii) each committee of the Board of Directors, except for a Brookfield Conflicts Committee, which is any committee formed with authority and jurisdiction over the review and approval of conflicts of interest involving the Brookfield Investor and its affiliates, on the one hand, and the Company, on the other hand, is required to include at least one of the Redeemable Preferred Directors as selected by the holder of the Redeemable Preferred Share (or, if neither the Redeemable Preferred Directors satisfies all requirements applicable to such committee, with respect to independence and otherwise, of the Charter, the SEC and any national securities exchange on which any shares of the Company’s stock are then listed, at least one of the Approved Independent Directors as selected by the Board of Directors); and (iii) the Company will not make a general delegation of the powers of the Board of Directors to any committee thereof which does not include as a member a Redeemable Preferred Director, other than to a Brookfield Conflicts Committee. In connection with the Initial Closing, the charter of the conflicts committee was amended and restated such that it now serves as a Brookfield Conflicts Committee.

Beginning three months after the failure of the OP to redeem Class C Units when required to do so, until all Class C Units requested to be redeemed have been redeemed, the holder of the Redeemable Preferred Share will have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with the provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter).

The Brookfield Investor is not permitted to transfer the Redeemable Preferred Share, except to an affiliate of the Brookfield Investor.

The holder of the Redeemable Preferred Share generally votes together as a single class with the holders of Common Stock at any annual or special meeting of stockholders of the Company. However, any action that would alter the terms of the Redeemable Preferred Share or the rights of its holder (including any amendment to the Charter, including the Articles Supplementary) is subject to a separate class vote of the Redeemable Preferred Share.

In addition, the Redeemable Preferred Directors have the Brookfield Approval Rights described under “Corporate Governance” and “—Brookfield Approval Rights” pursuant to the Articles Supplementary.

A&R LPA

At the Initial Closing, the Brookfield Investor, the Special General Partner and the Company, in its capacity as general partner of the OP, entered into the A&R LPA, which established the terms, rights, obligations and preferences of the Class C Units, as set forth in more detail below.

Rank

The Class C Units rank senior to OP Units and all other equity interests in the OP with respect to priority in payment of distributions and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the OP, whether voluntary or involuntary, or any other distribution of the assets of the OP among its equity holders for the purpose of winding up its affairs.

Distributions

Holders of Class C Units are entitled to receive, with respect to each Class C Unit, fixed, quarterly cumulative cash distributions at a rate of 7.5% per annum from legally available funds. If we fail to pay these cash distributions when due, the per annum rate will increase to 10% until all accrued and unpaid distributions required to be paid in cash are reduced to zero.

Holders of Class C Units are also entitled to receive, with respect to each Class C Unit, fixed, quarterly, cumulative PIK Distributions payable in Class C Units at a rate of 5% per annum. In the event we fail to redeem the Brookfield Investor when required to do so pursuant to the terms of A&R LPA, the 5% per annum PIK Distribution rate will increase to a per annum rate of 7.5%, and would further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%.

The number of Class C Units delivered in respect of the PIK Distributions on any distribution payment date will be equal to the number obtained by dividing the amount of PIK Distribution by $14.75.

The Brookfield Investor will receive tax distributions to the extent that the cash distributions are less than the tax (at the 35% rate) payable with respect to cash distributions, PIK Distributions, and any accrued but unpaid cash distributions. The Brookfield Investor will also receive tax distributions in certain limited situations in which it is allocated income as a result of converting Class C Units into OP Units but is unable to convert those OP Units into shares of Common Stock. To the extent that the OP is required to pay tax distributions, the tax distributions will be advances of amounts the OP would otherwise pay the Brookfield Investor (e.g., if tax distributions are made with respect to PIK Distributions, then cash distributions with respect to PIK Distributions will be adjusted downward to reflect the tax distributions).

For the year ended December 31, 2017, we paid cash distributions of $7.9 million and PIK Distributions of 355,349.60 Class C Units to the Brookfield Investor, as the sole holder of the Class C Units. For the three months ended March 31, 2018, we paid cash distributions of $2.8 million and PIK Distributions of 126,617.01 Class C Units to the Brookfield Investor, as the sole holder of the Class C Units.

Liquidation Preference

The liquidation preference with respect to each Class C Unit as of a particular date is the original purchase price paid under the SPA or the value upon issuance of any Class C Unit received as a PIK Distribution, plus, with respect to such Class C Unit up to but not including such date, (i) any accrued and unpaid cash distributions and (ii) any accrued and unpaid PIK Distributions.

Conversion Rights

The Class C Units are convertible into OP Units at any time at the option of the holder thereof at an initial conversion price of $14.75 (the “Conversion Price”). The Conversion Price is subject to anti-dilution and other adjustments upon the occurrence of certain events and transactions.

Notwithstanding the foregoing, the convertibility of certain Class C Units may be restricted in certain circumstances described in the A&R LPA, and, to the extent any Class C Units submitted for conversion are not converted as a result of these restrictions, the holder will instead be entitled to receive an amount in cash equal to two times the liquidation preference of any unconverted Class C Units.

OP Units, in turn, are generally redeemable for shares of Common Stock on a one-for-one-basis or the cash value of a corresponding number of shares, at the election of the Company, in accordance with the terms of the A&R LPA. Notwithstanding the foregoing, with respect to any redemptions in exchange for shares of Common Stock that would result in the converting holder owning 49.9% or more of the shares of Common Stock then outstanding after giving effect to the redemption, for the number of shares of Common Stock exceeding the 49.9% threshold, the redeeming holder may elect to retain OP Units or to request delivery in cash of the cash value of a corresponding number of shares.

Mandatory Redemption

Upon the consummation of any liquidation, sale of all or substantially all of the assets, dissolution or winding-up, whether voluntary or involuntary, sale, merger, reorganization, reclassification or recapitalization or other similar event (a “Fundamental Sale Transaction”) prior to March 31, 2022, the fifth anniversary of the Initial Closing, the holders of Class C Units are entitled to receive, prior to and in preference to any distribution of any of our assets or surplus funds to the holders of any other limited partnership interests in the OP:

•	in the case of a Fundamental Sale Transaction consummated on or prior to February 27, 2019, an amount per Class C Unit in cash equal to such Class C Unit’s pro rata share (determined based on the respective liquidation preferences of all Class C Units) of an amount equal to (I) $800.0 million less (II) the sum of (i) the difference between (A) $400.0 million and (B) the aggregate purchase price paid under the SPA of all outstanding Class C Units (with the purchase price for Class C Units issued as PIK Distributions being zero for these purposes) and (ii) all cash distributions actually paid to date;
•	in the case of a Fundamental Sale Transaction consummated after February 27, 2019 and prior to January 1, 2022, the date that is 57 months and one day after the date of the Initial Closing, an amount per Class C Unit in cash equal to (x) two times the purchase price under the SPA of such Class C Unit (with the purchase price for Class C Units issued as PIK Distributions being zero for these purposes), less (y) all cash distributions actually paid to date; and
•	in the case of a Fundamental Sale Transaction consummated on or after January 1, 2022, an amount per Class C Unit in cash equal to the liquidation preference of such Class C Unit plus a make whole premium for such Class C Unit calculated based on a discount rate of 5% and the assumption that such Class C Unit had not been redeemed until March 31, 2022, the fifth anniversary of the Initial Closing (the “Make Whole Premium”).

Holder Redemptions

Upon the occurrence of a REIT Event or a Material Breach, in each case, subject to certain notice and cure rights, holders of Class C Units have the right to require us to redeem any Class C Units submitted for redemption for an amount equivalent to what the holders of Class C Units would have been entitled to receive in a Fundamental Sale Transaction if the date of redemption were the date of the consummation of the Fundamental Sale Transaction.

From time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, and at any time following the rendering of a judgment enjoining or otherwise preventing the holders of Class C Units, the Brookfield Investor or the Special General Partner from exercising their respective rights under the A&R LPA or the Articles Supplementary, any holder of Class C Units may, at its election, require us to redeem any or all of its Class C Units for an amount in cash equal to the liquidation preference.

The OP is not required to make any redemption of less than all of the Class C Units held by any holder requiring a payment of less than $15.0 million. If any redemption request would result in the total liquidation preference of Class C Units remaining outstanding being equal to less than $35.0 million, the OP has the right to redeem all then outstanding Class C Units in full.

Remedies Upon Failure to Redeem

Three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA, the Special General Partner has the exclusive right, power and authority to sell the assets or properties of the OP for cash at such time or times as the Special General Partner may determine, upon engaging a reputable, national third party sales broker or investment bank reasonably acceptable to holders of a majority of the then outstanding Class C Units to conduct an auction or similar process designed to maximize the sales price. The Special General Partner is not permitted to make sales to the Special General Partner, any other holder of a majority or more of the then outstanding Class C Units or any of their respective affiliates. The proceeds from sales of assets or properties by the Special General Partner must be used first to make any and all payments or distributions due or past due with respect to the Class C Units, regardless of the impact of such payments or distributions on the Company or the OP. The Special General Partner is not permitted to take any action without first obtaining any approval, including the approval of our stockholders, required by applicable Maryland law, as determined in good faith by the Board of Directors upon the advice of counsel.

In addition and as described elsewhere herein, three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA:

•	the holder of the Redeemable Preferred Share would have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter);
•	the 5% per annum PIK Distribution rate would increase to a per annum rate of 7.5%, and would further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%; and
•	the standstill (but not the standstill on voting) provisions otherwise applicable to the Brookfield Investor and certain of its affiliates would terminate.

Company Liquidation Preference Reduction Upon Listing

In the event a listing of Common Stock on a national stock exchange occurs prior to March 31, 2022, the fifth anniversary of the Initial Closing, the OP would have the right to elect to reduce the liquidation preference of any Class C Units outstanding to $0.10 per unit by paying an amount equal to the amount of such reduction (the “Reduction Amount”) plus a pro rata share of a Make Whole Premium attributable to such Class C Units calculated based on, for these purposes only, (i) in the case of a reduction payment prior to February 27, 2019, a number of Class C Units reflecting a funded amount of $400.0 million, whether or not such amount was entirely funded and (ii) in the case of a reduction payment after February 27, 2019, the number of Class C Units subject to reduction. Following any such reduction and until March 31, 2024, the seven-year anniversary of the Initial Closing, the Class C Units that were subject to the reduction are convertible into a number of OP Units (the “Deferred Distribution Amount”) that, if positive, equals the Reduction Amount divided by the then current Conversion Price, less the Reduction Amount divided by the current market price for Common Stock, less any excess tax distributions received divided by the current market price for Common Stock. Notwithstanding the foregoing, the delivery of OP Units comprising the Deferred Distribution Amount may be restricted in certain circumstances as described in the A&R LPA, and, to the extent any OP Units are not delivered as a result of these restrictions, the holder is instead entitled to receive an amount in cash equal to the corresponding portion of the Reduction Amount associated with the Class C Units underlying any undelivered OP Units.

Company Redemption After Five Years

At any time and from time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, we have the right to elect to redeem all or any part of the issued and outstanding Class C Units for an amount in cash equal to the liquidation preference.

Transfer Restrictions

Subject to certain exceptions, the Brookfield Investor is generally permitted to make transfers of Class C Units without the prior consent of the Company, provided that any transferee must customarily invest in these types of securities or real estate investments of any type or have in excess of $100.0 million of assets. In addition, to the extent a transferee would hold in excess of (i) 20% of the outstanding shares of Common Stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill provisions contained in the SPA and (ii) 35% of the outstanding shares of Common Stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill on voting provisions contained in the SPA.

Preemptive Rights

For so long as no Funding Failure has occurred, if the Company or the OP proposes to issue additional equity securities, subject to certain exceptions and in accordance with the procedures in the A&R LPA, any holder of Class C Units that owns Class C Units representing more than 5% of the outstanding shares of Common Stock on an as-converted basis has certain preemptive rights.

Brookfield Approval Rights

The Articles Supplementary restrict the Company from taking certain actions without the prior approval of at least one of the Redeemable Preferred Directors, and the A&R LPA restricts the OP from taking certain actions without the prior approval of the majority of the then outstanding Class C Units. Subject to certain limitations, both sets of rights are subject to temporary and permanent suspension in connection with any Funding Failure and no longer apply if the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA.

In general, subject to certain exceptions, prior approval is required before the Company or its subsidiaries (including the OP) are permitted to take any of the following actions: equity issuances; organizational document amendments; debt incurrences; affiliate transactions; sale of all or substantially all assets; bankruptcy or insolvency declarations; declarations or payments of dividends or other distributions; redemptions or repurchases of securities; adoption of, and amendments to, the Annual Business Plan; hiring and compensation decisions related to certain key personnel (including executive officers); property acquisitions; property sales and dispositions; entry into new lines of business; settlement of material litigation; changes to material agreements; increasing or decreasing the number of directors on the Board of Directors; nominating or appointing a director (other than a Redeemable Preferred Director) who is not independent; nominating or appointing the Chairperson of the Board of Directors; and certain other matters.

After December 31, 2021, the 57-month anniversary of the Initial Closing, no prior approval will be required for debt incurrences, equity issuances and asset sales if the proceeds therefrom are used to redeem the then outstanding Class C Units in full.

In addition, notwithstanding the Brookfield Approval Rights, the Board of Directors is permitted to take such actions as it deems necessary, upon advice of counsel, to maintain our status as a REIT and to avoid having to register as an investment company under the Investment Company Act of 1940, as amended.

The Brookfield Approval Rights are subject to temporary and permanent suspension under certain circumstances. See “— Securities Purchase, Voting and Standstill Agreement — Funding Failure.” Please also see “Corporate Governance” for further details.

Ownership Limit Waiver Agreement

At the Initial Closing, as contemplated by and pursuant to the SPA, we entered into an Ownership Limit Waiver Agreement with the Brookfield Investor (the “Ownership Limit Waiver Agreement”), pursuant to which the Company granted the Brookfield Investor and its affiliates a waiver of the Aggregate Share Ownership Limit (as defined in the Charter), whereby it (i) permitted the Brookfield Investor to own 100% of any class of the Company’s equity securities consisting of the Redeemable Preferred Share and (ii) permitted the Brookfield Investor and its affiliates to own up to 49.9% in value of the aggregate of the outstanding shares of the Common Stock, subject to the terms and conditions set forth in the Ownership Limit Waiver Agreement.

Framework Agreement

On January 12, 2017, we entered into the Framework Agreement with the Former Advisor, the Former Property Manager, Crestline, the Former Special Limited Partner, and, for certain limited purposes, the Brookfield Investor.

The Framework Agreement provides for our transition from an externally managed company with no employees of our own that is dependent on the Former Advisor and its affiliates to manage our day-to-day operations to a self-managed company. The transactions contemplated by the Framework Agreement generally were consummated at, and as a condition to, the Initial Closing, and the Framework Agreement would have terminated automatically upon the termination of the SPA in accordance with its terms prior to the Initial Closing.

At the Initial Closing, pursuant to the Framework Agreement, the Advisory Agreement was terminated. The Framework Agreement also provided that, on or prior to March 1, 2017, our independent directors had the right to provide written notice to the Former Advisor to amend and extend the term of the Advisory Agreement with modified term, termination and renewal provisions, as well the elimination of certain fees, but no such notice was provided. Pursuant to the Framework Agreement, if the SPA had been terminated in accordance with its terms prior to the Initial Closing or the Initial Closing had not occurred on or prior to June 1, 2017, then, instead, the Advisory Agreement would have been automatically amended and extended into 2018 with slightly modified renewal and termination provisions.

Until the expiration without renewal or termination of the Advisory Agreement, the Former Advisor and its affiliates agreed to use their respective commercially reasonable efforts to assist us to take such actions as we reasonably deemed necessary to transition to self-management, including, but not limited to providing books and records, accounting systems, software and office equipment. In addition, the Former Advisor also granted us the right to hire certain employees of the Former Advisor or its affiliates who were then involved in the management of our day-to-day operations, including all of our current executive officers, and made other agreements in order to promote retention of these individuals which relate to the compensation payable to them and other terms of their employment by the Former Advisor and its affiliates prior to the Initial Closing. These agreements include a requirement for the Former Advisor to maintain minimum targets, and to pay each of Messrs. Mehlman, Hoganson and Hughes certain bonus amounts in accordance with such minimum targets, with respect to the year ended December 31, 2016 and the portion of 2017 for which they remained employed by the Former Advisor or its affiliates, pursuant to the terms of their employment with the Former Advisor or its affiliates. The Framework Agreement specified a minimum bonus level to be paid with respect to fiscal year 2016 for Mr. Mehlman of at least two times his base salary for fiscal year 2016 and for Mr. Hoganson and Mr. Hughes of at least 75% of the applicable amount of the fiscal year 2015 bonuses paid to them. The Framework Agreement also required that the Former Advisor maintain for fiscal year 2017 the same targets relating to bonuses with respect to fiscal year 2016 for Messrs. Mehlman, Hoganson and Hughes, with the Former Advisor being required to pay a pro rata portion of any such bonuses for the portion of 2017 for which Messrs. Mehlman, Hoganson and Hughes, as applicable, remained employed by the Former Advisor or its affiliates.

The Framework Agreement also included a right of first refusal for each of the Company and the Brookfield Investor in connection with (i) any proposed transfer, directly or indirectly, of all or substantially all of the 60% equity interest in Crestline held by the Former Advisor or its affiliates to any person other than to one of their affiliates or Barceló Crestline Corporation or its affiliates (“Permitted Acquirors”), the owner of the other 40% equity interest in Crestline, or (ii) any proposed transfer of all or a substantial portion of the assets of Crestline to any person other than to Permitted Acquirors. On April 13, 2017, all of the 60% equity interest in Crestline held by AR Global, an affiliate of the Former Advisor, was sold to Barceló Crestline Corporation.

Assignment and Assumption Agreement

At the Initial Closing, as contemplated by the Framework Agreement, we entered into an assignment and assumption agreement with the Former Advisor and AR Global, pursuant to which the Former Advisor and AR Global assigned us all right, title and interest in the following assets that are relevant to us: (i) accounting systems; (ii) IT equipment and (iii) certain office furniture and equipment.

Mutual Release

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, the Former Advisor, the Former Special Limited Partner, the Former Property Manager and Crestline (on behalf of themselves and each of their respective affiliates), on the one hand, and the Company and the OP, on the other hand, entered into a general mutual waiver and release, which generally provides for releases of all claims arising prior to the Initial Closing (whether known or unknown), except for claims under the Framework Agreement and related transaction documents. In addition, pursuant to the Framework Agreement, the parties have agreed that existing indemnification rights under the Company’s and the OP’s organizational documents, the Advisory Agreement, certain property management agreements and the existing indemnification agreement between the Company, its directors and officers, and the Former Advisor and certain of its current or former affiliates survive the Initial Closing solely with respect to claims from third parties.

Facilities Use Agreement

The Framework Agreement contemplated that we would enter into a Facilities Use Agreement with Crestline at the Initial Closing in the form attached to the Framework Agreement (the “Facilities Use Agreement”), pursuant to which the OP would sublease office space at Crestline’s principal place of business, 3950 University Drive, Fairfax, Virginia 22030, and would pay a portion of the total rent equivalent to the portion of the total space used. The term of the sublease would continue through December 31, 2019, automatically renewing for successive one-year periods unless either party delivered written notice to the other at least 120 days prior the expiration of the initial term or any renewal term. While the Facilities Use Agreement was not entered into at the Initial Closing, we commenced occupation of the space at the Initial Closing on the terms contemplated by the Facilities Use Agreement and continued to do so through June 30, 2017. Effective as of July 1, 2017, we entered into a new annually renewable joint occupancy agreement with Crestline which replaces the Facilities Use Agreement contemplated pursuant to the Framework Agreement and we continued our occupancy of the space.

Trademark License Agreement

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, we entered into a trademark license agreement with AR Capital and the Former Advisor, pursuant to which the Former Advisor granted us, solely for 90 days following the Initial Closing, a limited, nonexclusive, non-transferable, non-sublicensable, royalty-free, fully paid-up, right and license to use certain trademarks and service marks used by us in connection with our business prior to the Initial Closing, in order for us to transition to the use of new trademarks.

Registration Rights Agreement

At the Initial Closing, as contemplated by and pursuant to the SPA and the Framework Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Brookfield Investor, the Former Advisor and the Former Property Manager. Pursuant to the Registration Rights Agreement, holders of Class C Units have certain shelf, demand and piggyback rights with respect to the registration of the resale under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Common Stock issuable upon redemption of OP Units issuable upon conversion of Class C Units, and the Former Advisor and the Former Property Manager have similar rights with respect to the 525,046 and 279,329 shares of Common Stock issued to them, respectively, pursuant to the Framework Agreement. For so long as registrable securities remain outstanding, the Brookfield Investor and the holders of a majority of the registrable securities have the right to make up to three such requests in any 12-month period with respect to the registration of registrable securities under the Securities Act. The Former Advisor and the Former Property Manager have the right, collectively, to make one such request.

Former Advisor Arrangements

Until its termination at the Initial Closing, we were party to the Advisory Agreement with the Former Advisor, pursuant to which the Former Advisor managed our day-to-day operations.

For asset management services provided by the Former Advisor prior to October 1, 2015, the Former Advisor was entitled to receive performance-based restricted, forfeitable units of limited partnership in the OP entitled “Class B Units” (“Class B Units”) on a quarterly basis. Effective as of October 1, 2015, we became required to pay asset management fees monthly in cash (subject to certain coverage limitations during the pendency of our initial public offering (the “IPO”), or shares of Common Stock, or a combination of both, at the Former Advisor’s election, and Class B Units were no longer issued to the Former Advisor with respect to periods commencing on or after September 30, 2015. During 2017, the monthly asset management fees was equal to the lower of the cost of our assets and the fair market value of our assets, multiplied by 0.0625%. During the period commencing on June 1, 2016 and ending on June 1, 2017, we had the right, subject to certain conditions, to pay up to $500,000 per month of asset management fees payable to the Former Advisor under the Advisory Agreement in shares of Common Stock. These conditions were never met and no asset management fees were paid in shares of Common Stock during the term of the Advisory Agreement, which terminated at the Initial Closing.

Prior to the Initial Closing, the Former Advisor received distributions on the Class B Units at the same rate as distributions received on Common Stock.

Under the terms of Prior LPA in effect prior to the Initial Closing, restricted Class B Units would not have become unrestricted until certain performance conditions were satisfied, including until the adjusted market value of the OP’s assets plus applicable distributions equals or exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors, and the occurrence of a sale of all or substantially all of the OP’s assets, a listing of Common Stock, or a termination of the Advisory Agreement without cause. A total of 524,956 Class B Units had been issued as of December 31, 2016 for asset management services performed by the Former Advisor. During the period from January 1, 2017 to March 31, 2017, a total of 4,267 shares of Common Stock were issued with respect to distributions payable on the Class B Units and a total of $4.6 million in cash-settled asset management fees were earned. At the Initial Closing, the A&R LPA effected amendments to the Prior LPA which, among other things, removed all provisions related to Class B Units, and, pursuant to the Framework Agreement, all 524,956 issued and Class B Units held by the Former Advisor were converted into 524,956 OP Units, and, immediately following such conversion, those 524,956 OP Units were redeemed for 524,956 shares of Common Stock. In April 2017, Mr. Mehlman received 38,995 shares of Common Stock as a pro rata distribution, less expenses, with respect to his 5% interest in each of the Former Advisor and the Former Property Manager, and, in July 2017, Mr. Mehlman received 1,297 additional shares of Common Stock first received by the Former Advisor as stock distributions paid on Class B Units as a pro rata distribution, less expenses, with respect to his 5% interest in the Former Advisor. These shares represented a portion of the shares of Common Stock the Former Advisor received with respect to the Class B Units, as well as a portion of the 90 shares of Common Stock issued upon redemption of OP Units by the Former Advisor and the 279,329 shares of Common Stock issued to the Former Property Manager pursuant to the Framework Agreement.

Prior to the Initial Closing, in connection with our investments, we also paid to the Former Advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee did not include any acquisition expenses payable to the Former Advisor.

Prior to the Initial Closing, we also reimbursed the Former Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also reimbursed third parties, or reimbursed the Former Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquired the related assets. Additionally, we reimbursed the Former Advisor for legal expenses it or its affiliates directly performed in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of each asset.

Prior to the Initial Closing, if the Former Advisor provided services in connection with the origination or refinancing of any debt that we obtained and used to finance properties or other permitted investments, or that was assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we paid the Former Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing or such assumed debt, subject to certain limitations. The Former Advisor was permitted to reallow some of or all of this financing coordination fee to third parties with whom it was permitted to subcontract to procure such financing.

Following the closing of the IPO and the full investment of substantially all of the proceeds from the IPO, the aggregate amount of acquisition fees and financing coordination fees was not permitted to exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired. In addition, the total of all acquisition fees, financing coordination fees and acquisition expenses payable with respect to our portfolio of investments, calculated after the close of the IPO and once we have invested substantially all the proceeds from the IPO, was not permitted to exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all our loans or other investments. These limitations never became applicable during the term of the Advisory Agreement.

There were no acquisition fees, financing coordination fees and acquisition expense reimbursements incurred for the period from January 1, 2017 to March 31, 2017.

Prior to the Initial Closing, subject to certain limitations, we also reimbursed the Former Advisor’s costs of providing administrative services. We did not make operating expense reimbursements for personnel costs to the Former Advisor in connection with services for which the Former Advisor already received acquisition fees, acquisition expenses or real estate commissions. We did not reimburse the Former Advisor for salaries, bonuses or benefits paid to our executive officers.

For the period from January 1, 2017 to March 31, 2017, we reimbursed the Former Advisor $0.7 million for administrative services.

Under the Prior LPA, the Former Special Limited Partner was entitled, on account of the special limited partnership interest in the OP held by the Former Special Limited Partner (the “SLP Interest”) to receive a subordinated participation in net sales proceeds, a subordinated listing distribution or a subordinated distribution upon termination of the Advisory Agreement. At the Initial Closing, the amendments to the Prior LPA, among other things, removed all provisions related to the SLP Interest. At the Initial Closing, pursuant to the Framework Agreement, the SLP Interest was automatically forfeited and redeemed by the OP without the payment of any consideration to the Former Special Limited Partner or any of its affiliates. Prior to such forfeiture, no participations or distributions had been earned or paid with respect to the SLP Interest.

Prior to the Initial Closing, we also reimbursed the Former Advisor and its affiliates, including subsidiaries of RCS Capital Corporation (“RCAP”), which were under common control with AR Capital and AR Global until transactions entered into in connection with RCAP’s filing for Chapter 11 bankruptcy in January 2016, for organization and offering expenses up to 2.0% of the gross proceeds from the IPO, which included reimbursements to the Former Advisor for other organization and offering expenses that it incurred for due diligence fees included in detailed and itemized invoices. We were responsible for the offering and related costs (excluding selling commissions and dealer manager fees) up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO were the Former Advisor’s responsibility.

No offering costs and reimbursements were incurred during the period from January 1, 2017 to March 31, 2017. As of December 31, 2016, offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the IPO by $5.8 million. At the Initial Closing, pursuant to the Framework Agreement, we waived the Former Advisor’s obligations to reimburse us for these offering and related costs.

Transition Services Agreements

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, we entered into a transition services agreement with each of the Former Advisor and Crestline, pursuant to which we would receive their assistance in connection with investor relations/shareholder services and support services for pending transactions in the case of the Former Advisor and accounting and tax related services in the case of Crestline until no later than June 29, 2017. As compensation for the foregoing services, the Former Advisor received a one-time fee of $225,000 (which was paid $150,000 at the Initial Closing and $75,000 on May 15, 2017) and Crestline received a fee of $25,000 per month through and including June 2017. The Former Advisor and Crestline were also entitled to reimbursement of out-of-pocket fees, costs and expenses. The transition services agreement with the Former Advisor expired on June 29, 2017. Effective as of July 1, 2017, the transition services agreement with Crestline was terminated, and we entered into a new annually renewable shared services agreement with Crestline pursuant to which Crestline provides us with accounting, tax related, treasury, information technology and other administrative services.

Former Property Manager and Crestline

Prior to the Initial Closing, we, directly or indirectly through our taxable REIT subsidiaries, had entered into agreements with the Former Property Manager, which, in turn, had engaged Crestline or a third-party sub-property manager to manage our hotel properties. These agreements were intended to be coterminous, meaning that the term of our agreement with the Former Property Manager was the same as the term of the Former Property Manager’s agreement with the applicable sub-property manager for the applicable hotel properties, with certain exceptions. Following the Initial Closing, we no longer have any agreements with the Former Property Manager and instead contract directly or indirectly, through our taxable REIT subsidiaries, with Crestline and the third-party property management companies that previously served as sub-property managers to manage hotel properties. On April 13, 2017, all of the 60% equity interest in Crestline held by AR Global, an affiliate of the Former Advisor, was sold to Barceló Crestline Corporation.

For their services under these hotel management agreements prior to the Initial Closing, the Former Property Manager and either Crestline or a third-party sub-property manager shared the base management fee.

At the Initial Closing, as contemplated by and pursuant to the Framework Agreement, we, through our taxable REIT subsidiaries, the Former Property Manager, Crestline and our third-party sub-property managers entered into a series of amendments, assignments and terminations with respect to the then existing property management arrangements (collectively, the “Property Management Transactions”) pursuant to the Framework Agreement.

At the consummation of the Property Management Transactions, among other things:

•	property management agreements for a total of 69 hotels sub-managed by Crestline (collectively, the “Crestline Agreements”) were assigned by the Former Property Manager to Crestline;
•	property management agreements for a total of five additional hotels (together with the Crestline Agreements, the “Long-Term Agreements”) were transitioned to Crestline and the sub-property management agreements with Interstate Management Company, LLC related to these properties were terminated effective April 3, 2017;
•	in connection with the assignment of the Long-Term Agreements to Crestline, they were amended as follows:
○	the total property management fee of up to 4.0% of the monthly gross receipts from the properties was reduced to 3.0%;
○	no change to the remaining term (generally 18 to 19 years), which will renew automatically for three five year terms unless either party provides advance notice of non-renewal;
○	the termination provisions were changed from being generally only terminable by us prior to expiration for cause and not in connection with a sale such that, beginning on April 1, 2021, the first day of the 49th month following the Initial Closing, we will have an “on-sale” termination right upon payment of a fee in an amount equal to two and one-half times the property management fee payable for the trailing 12 months, subject to customary adjustments; and
○	if, prior to March 31, 2023, the six-year anniversary of the Initial Closing, we sell a hotel managed pursuant to a Long-Term Agreement, we have the right to terminate the applicable Long-Term Agreement with respect to any property that is being sold and concurrently replace it with a comparable hotel owned by us and managed pursuant to a short-term agreement, by terminating that hotel’s existing property manager and retaining Crestline on the same terms as the Long-Term Agreement being replaced; and
•	the property management agreements with the Former Property Manager for our 65 other hotels were terminated and the sub-property managers managing these hotels prior to the Initial Closing continued to do so following the Initial Closing in accordance with property management agreements with our taxable REIT subsidiaries under the property management terms in effect prior to the Initial Closing.

As consideration for the Property Management Transactions, we:

•	paid a one-time cash amount equal to $10.0 million to the Former Property Manager;
•	made monthly cash payment in the amount of $333,333.33 to the Former Property Manager on the 15th day of each month for the 12 months following the Initial Closing, all of which have been completed through the date of this Proxy Statement;
•	issued 279,329 shares of Common Stock to the Former Property Manager;
•	waived any and all obligations of the Former Advisor to refund or otherwise repay any Organization or Offering Expenses (as defined in the Advisory Agreement) to us in an amount acknowledged to be $5,821,988; and

•	converted all 524,956 Class B Units held by the Former Advisor into 524,956 OP Units, and, immediately following such conversion, redeemed such 524,956 OP Units for 524,956 shares of Common Stock.

As of March 31, 2018, 79 of the hotel assets we have acquired were managed by Crestline and 65 of the hotel assets we have acquired were managed by other property managers. As of March 31, 2018, our other property managers were Hampton Inns Management LLC and Homewood Suites Management LLC, affiliates of Hilton Worldwide Holdings Inc. (38 hotels), InnVentures IVI, LP (2 hotels), McKibbon Hotel Management, Inc. (21 hotels) and Larry Blumberg & Associates, Inc. (4 hotels).

For three of our hotels that are managed by Crestline and all of our hotels that are managed by a property manager other than Crestline, our management agreements with the applicable property manager generally have an initial term of approximately one to five years, renewing automatically for one or three year terms unless either party provides advance notice of non-renewal. These agreements are generally terminable by us at any time subject to 60 - 90 days’ notice, in limited instances only during any renewal term or during the initial term upon sale of the applicable hotel with a fee in an amount not more than the property management fee payable for the trailing 12 months.

For the remaining two hotels that are managed by Crestline, and for which we own a joint venture interest in each hotel, the management agreements have an initial 10-year term, renewing automatically for one five-year term unless either party provides advance notice of non-renewal. These management agreements are generally only terminable prior to expiration for cause, including performance-related reasons, except the joint venture has an “on-sale” termination right upon payment of a fee in an amount of the property management fee payable for the trailing six or 12 months, depending on the hotel.

We reimburse the costs and expenses incurred by Crestline, any other third-party property manager or, prior to the Initial Closing, any third-party sub-property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any property manager. We do not, however, reimburse Crestline, any other third-party property manager or, prior to the Initial Closing, any third-party sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties, and, in certain circumstances, who are engaged in off-site activities.

For their services managing our hotels pursuant to these hotel management agreements, our property managers (or, prior to the Initial Closing, sub-property managers) receive a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds.

The total amounts incurred under these arrangements to the Former Property Manager for the period from January 1, 2017 to March 31, 2017 were $5.8 million in property management fees, including amounts paid to Crestline and other sub-property managers. Total amounts incurred under these arrangements to Crestline for the period from January 1, 2017 to April 30, 2017 were $3.5 million in property management fees, including $0.2 for annual incentive fees earned, and $2.2 million in expense reimbursements.

Grace Agreements

The terms of the Grace Preferred Equity Interests are set forth in the Amended and Restated Limited Liability Company Agreements (together, the “Grace Agreements”) of each of HIT Portfolio I Holdco, LLC and HIT Portfolio II Holdco, LLC (formerly known as ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, respectively, and, together, the “Grace Holdcos”). The Grace Holdcos are indirect subsidiaries of ours that are indirect owners of the hotels comprising the Grace Portfolio.

At the Initial Closing, the Company, through a wholly owned subsidiary, entered into substantially identical amendments to the Grace Agreements (together, the “Grace Amendments”) in connection with our obtaining the consent of the Grace Holders, the receipt of which was a condition to the Brookfield Investor’s obligation to consummate the Initial Closing. The Grace Amendments provide for certain changes to provisions related to transfer restrictions on membership interests in the Grace Holdcos and the events that would constitute a change in control of the Company under the Grace Agreements. These changes reflect both the termination of our external management relationship with the Former Advisor as well as the significance of the investment made by the Brookfield Investor in its capacity as the holder of Class C Units. The Grace Amendments also amended the

Grace Agreements to reflect that, in connection with the Grace Holders consenting to the consummation of the Initial Closing, the Brookfield Investor entered into the following agreements with the Grace Holders: (i) a payover guarantee, pursuant to which the Brookfield Investor and the Special General Partner agreed that, if either of them receives any proceeds required under the Grace Agreements to be used to redeem Grace Preferred Equity Interests, those proceeds will be paid to the Grace Holders; and (ii) a standstill agreement pursuant to which the Brookfield Investor and certain of its affiliates agreed that, unless the Grace Preferred Equity Interests were simultaneously being, or have previously been, fully redeemed, certain affiliates of the Brookfield Investor will not be permitted to purchase any interest in our mortgage and mezzanine loans encumbering the hotels owned by the Grace Holdcos or in any other indebtedness of the Grace Holdcos or encumbering those hotels.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, certain former directors and officers and the Former Advisor, AR Capital and RCAP. Under these indemnification agreements, the indemnitees are indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of certain actions brought, or threatened to be brought, subject to certain limitations. The indemnification agreements entered into with Messrs. Wiles and Baron also include certain other agreements with respect to certain indemnification obligations and other obligations of the Brookfield Investor that are intended to be secondary to the indemnification and other obligations of the Company under such indemnification agreements. No amounts have been paid by us to these individuals pursuant to any of these indemnification agreements through April 10, 2018.

Employment Agreements

Please see “Compensation and Other Information Concerning Executive Officers — Employment Agreements — Employment Agreements with Messrs. Hoganson and Hughes” for a description of the Employment Agreements entered into between the Company and each of Messrs. Hoganson and Hughes.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter) any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. In general, such transactions must be approved a majority of the directors on the Board of Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In August 2015, we established a conflicts committee which reviewed and approved transactions involving the Former Advisor and its affiliates. In connection with the Initial Closing, the charter of the conflicts committee was amended and restated such that it now serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share and has the authority and jurisdiction to review or approve transactions or other matters involving, in the reasonable judgment of the Independent Directors (excluding, for this purpose, any Redeemable Preferred Director), conflict of interest situations between the Company or one or more of its subsidiaries, on the one hand, and the Brookfield Investor or any affiliate thereof, on the other hand; provided that discussions, deliberations, decisions or actions involving the SPA, the A&R LPA or any other agreement entered into by Brookfield Investor or any of its affiliates in connection with the transactions contemplated by the SPA, including matters pertaining to the rights of the Brookfield Investor or any of its affiliates under such agreements, may be deemed by a majority of the members of the Board who meet the requirements to be Independent Directors (as defined in the Charter) (excluding, for this purpose, any Redeemable Preferred Director), not to constitute such a conflict of interest. See “Corporate Governance — Committees — Conflicts Committee.”

The Brookfield Investor and its affiliates engage in a broad spectrum of activities, including investments in the hospitality industry. In the ordinary course of their business activities, the Brookfield Investor and its affiliates may engage in activities where their interests conflict with ours or those of our stockholders, including activities related to additional investments they may make in companies in the hospitality and related industries. In addition, Bruce G. Wiles, our chairman and a Redeemable Preferred Director, is the president and chief operating officer of Thayer Lodging, a hotel investment company and an affiliate of the Brookfield Investor. The Articles Supplementary provide that none of the Brookfield Investor or any of its affiliates, or any of their respective directors, executive officers, employees, agents, representatives, incorporators, stockholders, equityholders, controlling persons, principals, managers, advisors, managing members, members, general partners, limited partners or portfolio companies will have any obligation to refrain from competing with us, making investments in or having relationships with competing businesses. Under the Articles Supplementary, we have agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to the Brookfield Investors or its affiliates (which may include, without limitation, any Redeemable Preferred Director).

To the extent any potential conflict of interest situation or related party transaction that does not fall within the authority and jurisdiction of the conflicts committee comes to the attention of the Board of Directors or any of its members, it will be addressed in accordance with the Charter and as otherwise deemed appropriate by the Board of Directors in light of the circumstances.

The conflicts committee did not hold any meetings and did not take any action by written consent during the year ended December 31, 2017. In January 2017, in accordance with the Charter, the independent directors determined that that the Framework Agreement and the transactions contemplated thereby (including but not limited to the Property Management Transactions) were fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The material terms, factors and circumstances surrounding these transactions are described in this Proxy Statement.

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2017. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into any such filing.

To the Directors of Hospitality Investors Trust, Inc.:

We have reviewed and discussed with management Hospitality Investors Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2017.

We have discussed with the independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board requirements.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Hospitality Investors Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Audit Committee Stanley R. Perla (Chair) Edward A. Glickman Abby M. Wenzel

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG served as the Company’s independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2016.

The audit committee is requesting that our stockholders ratify the audit committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Although ratification by stockholders is not required by law, the Bylaws or the Charter, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. KPMG reports directly to the audit committee.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2017 and December 31, 2016 were as follows:

Audit Fees

Audit fees incurred to KPMG for the years ended December 31, 2017 and December 31, 2016 were $1,040,000 and $1,160,000, respectively.

Audit Related Fees

There were no audit related fees for the years ended December 31, 2017 and December 31, 2016.

Tax Fees

There were no tax fees billed for the years ended December 31, 2017 and December 31, 2016.

All Other Fees

There were no other fees billed for the years ended December 31, 2017 and December 31, 2016.

Pre-Approval

The audit committee reviews with the Company’s independent registered public accounting firm the scope and terms of the prospective annual audit (or other audit, review or attest services for the Company) and approves in advance the estimated fees therefor, and such other matters pertaining to the annual audit (or other audit, review or attest services for the Company) as the audit committee may deem appropriate. All services rendered by KPMG were pre-approved by the audit committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and our 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it with respect to the year ended December 31, 2017, all reports were filed on a timely basis except for the Form 4 for Jonathan P. Mehlman, filed on September 27, 2017, with respect to a pro rata distribution of Common Stock received with respect to his interest in the Former Advisor on July 25, 2017.

CODE OF ETHICS

The Board of Directors adopted an Amended and Restated Code of Business Conduct and Ethics effective as of November 9, 2017 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on our website at www.HITREIT.com. You may also obtain a copy of the Code of Ethics by writing to our secretary at: Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: General Counsel. A waiver of the Code of Ethics may be made only by the Board of Directors or an appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2018 ANNUAL MEETING

The Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the Annual Meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2019 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 11, 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any stockholder proposal that is not submitted for inclusion in our proxy material for our 2019 annual meeting of stockholders but is instead sought to be presented directly at that meeting, the proposal must be submitted in accordance with the procedures set forth in the Bylaws. Under the Bylaws, for a stockholder proposal to be properly submitted for presentation at our 2019 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 11, 2018 and ending at 5:00 p.m., Eastern Time, on December 11, 2018. Additionally, a stockholder proposal must contain certain information specified in the Bylaws.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Hospitality Investors Trust, Inc., 450 Park Avenue, Suite 1400, New York, New York 10022, Attention: Paul C. Hughes.

By Order of the Board of Directors,

Paul C. Hughes General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC.
450 PARK AVE., SUITE 1400
NEW YORK, NY 10022

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E39574-P05922

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOSPITALITY INVESTORS TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Edward A. Glickman	☐	☐	☐
1b. Stephen P. Joyce	☐	☐	☐
1c. Jonathan P. Mehlman	☐	☐	☐
1d. Stanley R. Perla	☐	☐	☐
1e. Abby M. Wenzel	☐	☐	☐
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E39575-P05922

Hospitality Investors Trust, Inc.
Annual Meeting of Stockholders
June 26, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Hospitality Investors Trust, Inc. (the "Company"), hereby appoints Jonathan P. Mehlman and Paul C. Hughes, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Proskauer Rose, LLP, located at 11 Times Square, New York, New York 10036 on June 26, 2018, commencing at 10:00 a.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder on Proposals 1 and 2 will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side